UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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INCYTE CORPORATION

(Name of Registrant as Specified In Its Charter)

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2026

Proxy Statement and Notice of Annual Meeting of Shareholders

Incyte

Dear Shareholders,

Our strategy is centered on transitioning Incyte beyond a single cornerstone product to a high quality, growth-oriented portfolio across hematology, oncology and immunology. We focus on these three areas because they are where we have differentiated scientific knowledge and capabilities and can compete effectively and, over time, establish leadership. Our goal is to set a new high watermark for the company by consistently delivering innovative medicines, top tier growth and durable revenue, earnings and cash flows.
Against this backdrop, 2025 was an exceptional year of commercial performance and R&D execution. Everything we accomplished has created the foundation for an inflection point in 2026 and a future beyond Jakafi.
First, our business performance exceeded expectations. Net sales totaled $4.35 billion, representing 20% year‑over‑year growth. Performance was broad‑based, with nearly every product contributing meaningfully. Sales from our core business (excluding Jakafi) reached $1.26 billion, representing a 53% increase compared to 2024. Opzelura, Niktimvo and Monjuvi were among the largest contributors to absolute growth during the year. Looking ahead, this core business has the potential to grow at a 15-20% CAGR over the next five years, reaching $3–$4 billion by 2030.
Next, our pipeline is stronger, deeper and more strategically aligned than at any other point in our history. It reflects a balanced risk-reward profile and is focused on areas where our science gives us an edge. At present, we are advancing seven high‑value assets with the potential to generate over $10 billion in non-risk adjusted sales. We have fundamentally changed the shape and maturity of our portfolio, advancing multiple assets from early development into late‑stage clinical programs and, in select cases, to regulatory submission. These assets include our mutCALR antibody, KRASG12D inhibitor, TGFβR2xPD‑1 bispecific, povorcitinib, Jakafi XR and Opzelura. As a result of this progress, we have meaningfully greater visibility into the company’s potential growth profile than we did one year ago. By the end of 2026, we expect to have 14 pivotal trials underway supporting our portfolio.

Our goal is to set a new high watermark for the company by consistently delivering innovative medicines, top tier growth, and durable revenue, earnings, and cash flows.

Finally, how we deploy capital is fundamental to our growth strategy and long-term value creation at Incyte. We apply the same disciplined framework to both internal and external investments, holding all uses of capital to a consistent, high standard of strategic fit, financial return, risk-reward profile and opportunity cost. An important component of this approach is business development, where we review a broad set of opportunities with the aim of doing the right deals – not a certain number of deals – to strengthen the portfolio with additional growth drivers.
Incyte’s success is driven by its people and a culture of respect and extreme teamwork. What we do is complex and demanding, and it requires skill, humility and hard work every day. We are fortunate to work in an industry where our efforts serve physicians and their patients, and we take that responsibility seriously. I am truly grateful to our employees for their commitment to Incyte – they are the reason for our confidence in what lies ahead.
Sincerely,
Bill Meury

William J. Meury Chief Executive Officer

Incyte Corporation
1801 Augustine Cut-Off
Wilmington, Delaware 19803

Notice of Annual Meeting of Shareholders

Date: Time: Place:	Monday, June 8, 2026 10:00 A.M. Eastern Daylight Time 1815 Augustine Cut-Off, Wilmington, Delaware 19803

To the Shareholders of Incyte Corporation:
The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Incyte Corporation, a Delaware corporation (the “Company”), will be held at the Company’s offices located at 1815 Augustine Cut-Off, Wilmington, Delaware 19803, on Monday, June 8, 2026 at 10:00 A.M. Eastern Daylight Time, for the purposes specified below:

Purposes:

1	Elect eight directors to serve until the 2027 annual meeting of shareholders and thereafter until their successors are duly elected and qualified;

2	Approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

3	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

4	Transact such other business as may properly come before the Annual Meeting and any postponement or adjournment of the Annual Meeting.

Record Date:	April 14, 2026—Shareholders of record as of the close of business on April 14, 2026 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will vote as soon as possible. Voting now will ensure your representation at the Annual Meeting regardless of whether you attend in person. You may vote over the internet, by telephone or by mailing the enclosed proxy card or voting instruction form. Please review the instructions on pages 1 and 69 of the attached Proxy Statement and your proxy card or voting instruction form regarding each of these voting options.
By Order of the Board of Directors
Richard Hoffman
Secretary
April 28, 2026

Proxy Statement 2026	i

Proxy Statement Summary

Meeting Information

Time and Date:	10:00 A.M. EDT, June 8, 2026
Place:	1815 Augustine Cut-Off, Wilmington, DE 19803
Record Date:	April 14, 2026
Admission:	Please follow the instructions contained in this Proxy Statement
Mail Date:	The Proxy Availability Notice will be mailed to shareholders on or about April 28, 2026

Voting Matters

Boards Voting Recommendation

PROPOSAL 1	FOR each Nominee

Election of Directors

PROPOSAL 2	FOR

Advisory Vote to Approve Executive Compensation

PROPOSAL 3	FOR

Ratification of Independent Registered Public Accounting Firm

How to Vote You may vote using any of the following methods:

INTERNET	TELEPHONE	MAIL	IN PERSON
Shareholders of record may vote online at www.envisionreports.com/INCY	Shareholders of record may call toll-free 1-800-652-VOTE (8683)	Follow the instructions in your proxy materials.	You may obtain directions to the Annual Meeting by contacting our Investor Relations Department at (302) 498-6700.

Proxy Statement 2026	1

Performance Highlights

2025 Financial Performance
Incyte delivered strong commercial performance and meaningful portfolio diversification in 2025. Total revenues for the full year 2025 were $5.14 billion, representing a 21% increase compared to 2024, primarily driven by an increase in total net sales. Total net sales increased 20% to $4.35 billion for the full year 2025, driven by broad-based demand across the Core Business.

$5.14

BILLION TOTAL REVENUES

21%

INCREASE IN TOTAL REVENUES

+20%
Total Net Sales ($m)
$4500
$4000
$3500
$3000
$2500
$2000
$1500
$1000
$500
$0
2023
2024
2025
Total Net Sales

The Core Business includes seven Incyte-marketed products, including Jakafi® (ruxolitinib), Opzelura® (ruxolitinib cream), Monjuvi® (tafasitamab-cxix)/Minjuvi® (tafasitamab), Zynyz® (retifanlimab-dlwr), Niktimvo™ (axatilimab-csfr), Pemazyre® (pemigatinib) and Iclusig® (ponatinib).
Within the Core Business, Jakafi remains an integral part of our portfolio and a key driver of total net sales, contributing $3.09 billion in 2025, an 11% increase year over year. Prescription demand grew by 9% in 2025, with increased demand across all approved indications, including myelofibrosis (“MF”), graft-versus-host disease (“GVHD”) and polycythemia vera (“PV”).
The Core Business outside of Jakafi demonstrated robust momentum, growing from $826.8 million in 2024 to $1.26 billion in 2025, representing a 53% increase in net sales. Opzelura, Monjuvi/Minjuvi, Zynyz and Niktimvo were the largest absolute growth contributors to revenue outside of Jakafi in 2025.
Opzelura continues to play an increasingly important role in the Core Business, contributing $678 million in net sales in 2025, an increase of 33% compared to prior year. The growth was supported by continued uptake in the U.S. atopic dermatitis (“AD”) and vitiligo markets, including the strong pediatric AD launch in the U.S. in the second half of 2025, as well as international adoption of Opzelura in vitiligo.
In our Hematology and Oncology portfolio, growth was driven by the strong launch of Niktimvo in chronic GVHD and growth from Monjuvi and Zynyz following label expansion in follicular lymphoma (“FL”) and squamous cell carcinoma of the anal canal (“SCAC”), respectively. Niktimvo finished its first year at $152 million, with broad and deep utilization of bone marrow transplant centers and more than 1,400 patients treated in 2025. Monjuvi/Minjuvi net sales grew 21% to $145 million, primarily driven by the approval and launch in FL in the middle of 2025. Zynyz net sales were $66 million, driven by the approval and strong launch in SCAC in the second quarter of 2025. Iclusig and Pemazyre contributed $134 million and $87 million, respectively, in 2025.

2	Proxy Statement 2026

Performance Highlights
Regulatory and Clinical Achievements
In 2025, Incyte advanced its pipeline across its three core therapeutic franchises – Hematology, Oncology and Inflammation and Autoimmunity (“IAI”) – achieving significant regulatory and clinical milestones that support long-term growth and the development of a durable, diversified portfolio.
Hematology
Within Hematology, 2025 marked an important year of regulatory progress and clinical advancement in myeloproliferative neoplasms (“MPNs”), GVHD and B-cell malignancies.
In January 2025, we launched Niktimvo in the U.S. following the August 2024 U.S. Food and Drug Administration (“FDA”) approval of Niktimvo for the treatment of adult and pediatric patients (weighing at least 40 kg) with chronic GVHD (“cGVHD”) after failure of at least two prior lines of systemic therapy. Niktimvo is the first FDA-approved therapy targeting CSF-1R in cGVHD and represents an important addition to our hematology portfolio. Development continues in additional settings, including combination trials with ruxolitinib and steroids in first-line cGVHD.
In B-cell malignancies, we continued to expand the global footprint of tafasitamab. In 2025, we obtained regulatory approvals in the U.S., Europe and Japan for tafasitamab (Monjuvi/Minjuvi) in combination with lenalidomide and rituximab for patients with relapsed or refractory FL. In addition, the pivotal frontMIND Phase 3 trial evaluating tafasitamab plus lenalidomide and R-CHOP in first-line diffuse large B-cell lymphoma (“DLBCL”) met its primary endpoint of progression-free survival, as well as a key secondary endpoint of event-free survival, by investigator assessment. We plan to submit a supplemental Biologics License Application for this indication in the first half of 2026.
We also advanced multiple earlier-stage programs in MPNs. INCA033989, a first-in-class monoclonal antibody targeting mutant calreticulin (mutCALR), is being developed in essential thrombocythemia (“ET”) and MF. Clinical data presented in 2025 from the Phase 1 trial of INCA033989 in patients with ET demonstrated a rapid and durable normalization of platelet counts and a reduction in peripheral blood mutCALR variant allele frequency, correlating with hematologic response to INCA033989 treatment. In MF, clinical data presented from the Phase 1 trial evaluating INCA033989 as monotherapy or in combination with ruxolitinib demonstrated rapid and robust reductions in spleen volume and symptoms and improvements with anemia. In 2025, the FDA granted Breakthrough Therapy Designation for INCA033989 in ET for patients with a Type 1 CALR mutation, and registrational trials are expected to begin in mid-2026 for ET and in the second half of 2026 for MF. Our selective JAK2V617F inhibitor (INCB160058) also continued enrollment in its Phase 1 trial, with initial data anticipated in the second half of 2026. In addition, we submitted our response to the FDA complete response letter for the ruxolitinib extended-release (“XR”) formulation, with a regulatory decision anticipated in mid-2026.
Oncology
In Oncology, we continued to build momentum across our immuno-oncology portfolio and targeted therapy programs, advancing multiple assets from early clinical development into late-stage studies.
Zynyz continued to expand globally following positive results from the pivotal POD1UM-303/InterAACT2 trial in SCAC. In 2025, regulatory approvals and submissions progressed across multiple geographies, supporting continued commercial expansion in first-line advanced SCAC. In March 2026, the European Commission approved Zynyz in combination with carboplatin and paclitaxel for the first-line treatment of adult patients with metastatic or with inoperable locally recurrent SCAC.
Beyond PD-1 inhibition, we are advancing next-generation immuno-oncology combinations designed to address tumor immune resistance mechanisms. INCA33890, our TGFβR2xPD-1 bispecific antibody, is designed to simultaneously inhibit PD-1 and neutralize TGFβ within the tumor microenvironment. Phase 1 clinical data demonstrated encouraging anti-tumor activity, including confirmed responses and durable disease control in heavily pretreated patients across multiple solid tumor types. The safety profile was consistent with the known effects of PD-1 inhibition, with manageable tolerability and no unexpected safety signals. Based on these data, we initiated a global Phase 3 trial in first-line microsatellite-stable colorectal cancer (“MSS CRC”) evaluating INCA33890 in combination with standard-of-care chemotherapy and bevacizumab. MSS CRC represents a large patient population with historically limited responsiveness to checkpoint inhibition, and we believe dual PD-1/TGFβ targeting has the potential to improve outcomes in this setting.

Proxy Statement 2026	3

Performance Highlights
Our KRASG12D inhibitor, INCB161734, represents another important advance in our solid tumor strategy. KRASG12D is one of the most prevalent oncogenic drivers in pancreatic ductal adenocarcinoma (“PDAC”) and other gastrointestinal malignancies and historically has been difficult to target selectively. Phase 1 data presented in 2025 demonstrated early evidence of anti-tumor activity in patients with advanced or metastatic PDAC, including partial responses and durable stable disease in heavily pretreated populations. We observed activity both as monotherapy and in combination with chemotherapy, and the safety profile was manageable and consistent with the targeted mechanism of action. These results support continued dose optimization and expansion cohort enrollment, as well as combination strategies intended to enhance depth and durability of response. Based on these data, we initiated a Phase 3 trial in first-line PDAC evaluating INCB161734 in combination with standard-of-care chemotherapy in the first quarter of 2026.
In targeted oncology, our CDK2 inhibitor (INCB123667) progressed rapidly during 2025. Phase 1 data demonstrated single-agent anti-tumor activity, particularly in ovarian and endometrial cancers characterized by Cyclin E1 overexpression. The safety profile supported further development, and based on these findings, we initiated the MAESTRA-1 Phase 2 trial and the MAESTRA-2 Phase 3 trial in platinum-resistant ovarian cancer (“PROC”) in the fourth quarter of 2025. We also plan to initiate a Phase 3 trial in first-line maintenance ovarian cancer, reflecting our confidence in the program’s potential to address a defined biomarker-selected population.
Across Oncology, our strategy is to combine differentiated mechanisms – including checkpoint inhibition, TGFβ modulation, KRAS targeting and cell-cycle inhibition – with disciplined advancement into pivotal trials where we see the potential for meaningful clinical differentiation. With multiple Phase 3 trials underway and additional programs advancing through dose expansion and combination cohorts, we believe our oncology pipeline is increasingly positioned to contribute to long-term portfolio diversification and growth.
Inflammation and Autoimmunity (IAI)
Within IAI, we continued to expand the development of ruxolitinib cream and povorcitinib.
Opzelura’s role continues to broaden across AD and vitiligo, supported by the strong uptake in existing populations and the FDA’s approval in pediatric AD in September 2025, further extending its reach. We continue to advance development efforts in additional inflammatory dermatologic conditions, including hidradenitis suppurativa (“HS”), where we anticipate data from the TRuE-HS1 and TRuE-HS2 Phase 3 trials in the fourth quarter of 2026.
Povorcitinib, our selective oral JAK1 inhibitor, achieved a significant milestone in 2025 with positive data from the Phase 3 STOP-HS1 and STOP-HS2 trials in HS. Both pivotal trials met their primary endpoint of Hidradenitis Suppurativa Clinical Response versus placebo at Week 12 in both dose groups (45mg and 75mg). In the long-term extension, clinically meaningful and durable responses were observed with povorcitinib through week 54.
Based on these Phase 3 results, we completed regulatory submissions for povorcitinib in HS in both the European Union and the United States, positioning the program for potential approvals in late 2026 and early 2027, respectively. HS remains a chronic, debilitating inflammatory skin disease with limited oral treatment options, and we believe povorcitinib has the potential to address an important unmet need in this setting. If approved, povorcitinib would represent our first oral and systemic therapy within the IAI franchise and a meaningful expansion beyond topical dermatology.
Beyond HS, we continue to develop povorcitinib across multiple immune-mediated diseases. In vitiligo, the STOP-V1 and STOP-V2 Phase 3 trials are ongoing, with data expected by the second quarter of 2026. In prurigo nodularis (“PN”), two Phase 3 trials, STOP-PN1 and STOP-PN2, are ongoing, with data expected by the fourth quarter of 2026. Additionally, povorcitinib is being evaluated in a Phase 2 trial in patients with uncontrolled asthma, reflecting the broader potential of povorcitinib in systemic inflammatory diseases beyond dermatology. These programs underscore the versatility of JAK1 inhibition and our strategy to leverage shared immunologic mechanisms across multiple indications.

4	Proxy Statement 2026

Performance Highlights
Clinical Development Pipeline
By year-end 2026, we expect to have regulatory submissions and potential approvals across four assets, fourteen pivotal clinical trials underway and multiple pivotal data readouts, further demonstrating the breadth and depth of the Incyte pipeline. The following graph provides an overview of our current development pipeline.

THERAPEUTIC AREA	PROGRAM	INDICATION(S)	CLINICAL PROOF OF CONCEPT	PIVOTAL
Hematology	Axatilimab CSF-1R	1L cGvHD (+ ruxolitinib)
1L cGvHD (+ steroids)
	INCA033989 mutCALR	CALR-mutated ET (2L)
CALR-mutated MF (1L)
CALR-mutated MF (2L)
	INCB160058 JAK2V617F	JAK2 V617F-mutated MPNs
	INCA035784 mutCALRxCD3 bispecific	CALR-mutated MF, ET
	Ruxolitinib XR (QD) JAK1/JAK2	MF, PV, cGvHD
	Tafasitamab CD19	1L DLBCL

Oncology	INCB123667 CDK2	PROC
Ovarian (1L maintenance)
	INCB161734 KRAS G12D	PDAC (G12D-mutated)
	INCA33890 TGFβR2xPD-1 bispecific	MSS CRC

IAI	Ruxolitinib Cream JAK1/JAK2	HS (mild/moderate)
	Povorcitinib JAK1	HS (moderate/severe)
PN (moderate/severe)
Vitiligo (moderate/severe)
Asthma

Proxy Statement 2026	5

2026 Proposals

PROPOSAL 1

Election of Directors

The Board proposes the election of eight directors of our Company to serve until the 2027 annual meeting of shareholders, or thereafter until their successors are duly elected and qualified. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominee designated by the Board to fill the vacancy.
Director Nominees
Names of the nominees and certain biographical information about them are set forth below:

William J. Meury
Chief Executive Officer

Age: 58 Director Since: June 2025 Committees: None	Other Public Company Boards Current: None	Past 5 Years: •Karuna Therapeutics, Inc. (2023-2024)

BACKGROUND:
Mr. Meury joined Incyte in June 2025 and is currently our Chief Executive Officer, in addition to serving as a director. Prior to joining Incyte, Mr. Meury served as President and Chief Executive Officer of Anthos Therapeutics, Inc., a privately held biopharmaceutical company, from April 2024 until its acquisition by Novartis in April 2025. From January 2023 through March 2024, Mr. Meury served as President and Chief Executive Officer of Karuna Therapeutics, Inc., a publicly traded biopharmaceutical company that was acquired by Bristol-Myers Squibb Company. From May 2020 through December 2022, Mr. Meury served as a Partner at Hildred Capital Management, a private equity firm focusing on the healthcare industry. Prior to joining Hildred Capital Management, Mr. Meury served as the Chief Commercial Officer of Allergan plc, a global pharmaceutical company, from May 2016 through its acquisition by AbbVie Inc. in May 2020. Mr. Meury previously served as Allergan’s President, Branded Pharma from March 2015 to May 2016 and joined Allergan in July 2014 as Executive Vice President, Commercial, North American Brands. Prior to joining Allergan, Mr. Meury served as Executive Vice President, Sales and Marketing at Forest Laboratories, Inc., a specialty pharmaceutical company that was acquired by Actavis plc in July 2014. He joined Forest in 1993 and held multiple roles of increasing responsibility in marketing, new products, business development, and sales. Before joining Forest, Mr. Meury worked in public accounting for Reznick, Fedder & Silverman and in financial reporting for MCI Communications, Inc.
QUALIFICATIONS:
The Board has concluded that William J. Meury should serve on the Board because he has significant leadership and senior management experience from his various executive positions in the healthcare industry, including as President and Chief Executive Officer of Anthos and Karuna. In particular, he has significant experience in launching and commercializing healthcare products. His past experiences and his current role as our CEO give him strong knowledge of our strategy, markets, competitors, financials and operations.

6	Proxy Statement 2026

Proposal 1 Election of Directors

Julian C. Baker
Chair of the Board

Age: 59 Director Since: November 2001 Committees: •Nominating and Corporate Governance (Chair) •Compensation	Other Public Company Boards Current: •Acadia Pharmaceuticals Inc. •Madrigal Pharmaceuticals, Inc. •Denali Therapeutics Inc.	Past 5 Years: •Prelude Therapeutics Incorporated (2021-2025) •Alumis, Inc. (2022-2024)

BACKGROUND:
Mr. Baker is a Managing Member of Baker Bros. Advisors LP (“BBA”), a biotechnology-focused investment adviser to fund partnerships whose investors are primarily endowments and foundations. Mr. Baker founded BBA, together with his brother Felix Baker, in 2000. Prior to BBA, Mr. Baker was a portfolio manager at Tisch Financial Management from 1994 to 1999. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation.
QUALIFICATIONS:
The Board has concluded that Julian C. Baker should serve on the Board because he is an experienced investor in many life sciences companies. He brings to the Board significant strategic and financial expertise and extensive knowledge of the life sciences and biopharmaceuticals industries as a result of his investments in and service as a director of other publicly and privately held life sciences companies.

Jean-Jacques Bienaimé
Independent Director

Age: 72 Director Since: January 2015 Committees: •Compensation (Chair) •Nominating and Corporate Governance	Other Public Company Boards Current: •Immunome, Inc. •Keros Therapeutics, Inc. •Ascendis Pharma A/S	Past 5 Years: •BioMarin Pharmaceutical Inc. (2005-2024)

BACKGROUND:
Mr. Bienaimé served as Chief Executive Officer from May 2005 to November 2023 and as Chair of the board of directors from June 2015 to November 2023 of BioMarin Pharmaceutical Inc., a biopharmaceutical company. From November 2002 to April 2005, Mr. Bienaimé served as Chair, Chief Executive Officer and President of Genencor, a biotechnology company focused on industrial bioproducts and targeted cancer biotherapeutics. Prior to joining Genencor, Mr. Bienaimé was Chair, President and Chief Executive Officer of SangStat Medical Corporation, an immunology focused biotechnology company that was later acquired by Genzyme Corporation. He became President of SangStat in 1998 and Chief Executive Officer in 1999. Prior to joining SangStat, Mr. Bienaimé held various management positions from 1992 to 1998 with Rhône Poulenc Rorer Pharmaceuticals (now known as Sanofi Aventis), including Senior Vice President of Corporate Marketing and Business Development, and Vice President and General Manager of the advanced therapeutic and oncology division. Mr. Bienaimé is also a director of the Biotechnology Innovation Organization.
QUALIFICATIONS:
The Board has concluded that Jean-Jacques Bienaimé should serve on the Board because he has significant leadership experience in the management of biotechnology organizations, business development, and sales and marketing of both biotechnology and pharmaceutical products. He also brings experience as a director of other publicly held life sciences companies.

Proxy Statement 2026	7

Proposal 1 Election of Directors

Otis W. Brawley, M.D.
Independent Director

Age: 66 Director Since: September 2021 Committees: •Science and Technology	Other Public Company Boards Current: •Agilent Technologies, Inc. •Lyell Immunopharma, Inc. •PDS Biotechnology Corporation	Past 5 Years: None

BACKGROUND:
Dr. Brawley has served as a Bloomberg Distinguished Professor of Oncology and Epidemiology at Johns Hopkins University since January 2019. From April 2007 to December 2018, Dr. Brawley served as the Chief Medical and Scientific Officer of the American Cancer Society. From January 2002 to August 2007, Dr. Brawley was director of the Georgia Cancer Center at Grady Memorial Hospital. From April 2001 to December 2018, Dr. Brawley served as Professor of hematology, oncology, medicine and epidemiology at Emory University. Prior to joining Emory University, Dr. Brawley was an assistant director and senior investigator at the National Cancer Institute and an internist and oncologist at the National Institutes of Health Clinical Center and Bethesda Naval Hospital.
QUALIFICATIONS:
The Board has concluded that Otis W. Brawley should serve on the Board because he has significant medical and scientific leadership experience. Dr. Brawley’s medical and academic background in oncology and hematology, together with his medical, scientific and public health leadership experience, are expected to assist the Board in its oversight role over our drug discovery and development efforts and to provide the Board with relevant insight into healthcare delivery. In addition, Dr. Brawley has experience serving as a director of other publicly held life sciences companies.

Paul J. Clancy
Independent Director

Age: 64 Director Since: January 2015 Committees: •Audit and Finance (Chair) •Compensation	Other Public Company Boards Current: •Sionna Therapeutics, Inc.	Past 5 Years: •Exact Sciences Corporation (2021-2026) •Xilio Therapeutics, Inc. (2020-2026) •Agios Pharmaceuticals, Inc. (2013-2023)

BACKGROUND:
Mr. Clancy has more than 30 years of experience in financial management and strategic business planning, and served as a senior advisor from October 2019 until July 2020 to, and as the Executive Vice President and Chief Financial Officer from July 2017 through October 2019 of, Alexion Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Alexion, Mr. Clancy served as Executive Vice President, Finance and Chief Financial Officer of Biogen Inc. (formerly known as Biogen Idec Inc.), a biopharmaceutical company, from August 2007 until June 2017. He also served as Senior Vice President of Finance of Biogen, with responsibilities for leading the treasury, tax, investor relations and business planning groups. Prior to the 2003 merger of Biogen, Inc. and IDEC Pharmaceuticals Corporation to form Biogen, Mr. Clancy was the Vice President of Portfolio Management of Biogen. He joined Biogen in 2001 as Vice President of U.S. Marketing. Before Biogen, Mr. Clancy spent 13 years at PepsiCo Inc., a food and beverage company, serving in a variety of financial, strategy and general management positions.
QUALIFICATIONS:
The Board has concluded that Paul J. Clancy should serve on the Board because he has significant financial and executive leadership experience at large multi-national biopharmaceutical companies. Mr. Clancy also has experience as a director of other publicly held life sciences companies. His breadth and depth of financial experience position him well to serve as Chair of the Audit and Finance Committee of the Board.

8	Proxy Statement 2026

Proposal 1 Election of Directors

Jacqualyn A. Fouse, Ph.D.
Independent Director

Age: 64 Director Since: November 2017 Committees: •Audit and Finance •Nominating and Corporate Governance	Other Public Company Boards Current: •Agios Pharmaceuticals, Inc. •Madrigal Pharmaceuticals, Inc.	Past 5 Years: None

BACKGROUND:
Dr. Fouse served as Chief Executive Officer of Agios Pharmaceuticals, Inc., a biopharmaceutical company, from February 2019 until August 2022. She became Chair of the Agios Board of Directors in August 2022 and retired as CEO. Prior to Agios, she served as Executive Chair of Dermavant Sciences, a biopharmaceutical company, from July 2017 to September 2018. From September 2010 until June 2017, Dr. Fouse served in various capacities at Celgene Corporation, a biopharmaceutical company, serving as Strategic Advisor to the Management Executive Committee from April 2017 to June 2017, President and Chief Operating Officer from March 2016 to March 2017, President, Hematology and Oncology from August 2014 to February 2016, Executive Vice President and Chief Financial Officer from February 2012 to July 2014, and Senior Vice President and Chief Financial Officer from September 2010 to February 2012. Prior to joining Celgene, Dr. Fouse served as Chief Financial Officer of Bunge Limited, a global agribusiness and food company, from July 2007 to September 2010. Prior to joining Bunge, Dr. Fouse served as Senior Vice President, Chief Financial Officer and Corporate Strategy at Alcon Laboratories, Inc. since 2006, and as its Senior Vice President and Chief Financial Officer since 2002. Prior to her time with Alcon, she held a variety of senior leadership roles with international companies in Europe, including Swissair and Nestle.
QUALIFICATIONS:
The Board has concluded that Jacqualyn A. Fouse should serve on the Board because she has significant executive leadership, corporate finance, financial reporting and accounting expertise as a result of her executive roles at other companies. Dr. Fouse also provides diverse and valuable corporate governance, management, operational and strategic expertise to the Board through her experience as an executive officer and a director of other publicly held life sciences companies.

Edmund P. Harrigan, M.D.
Independent Director

Age: 73 Director Since: December 2019 Committees: •Science and Technology (Chair) •Audit and Finance	Other Public Company Boards Current: •Acadia Pharmaceuticals Inc.	Past 5 Years: •PhaseBio Pharmaceuticals, Inc. (2018-2023)

BACKGROUND:
Dr. Harrigan served as Senior Vice President of Worldwide Safety and Regulatory for Pfizer Inc. from 2012 until his retirement in 2015. Dr. Harrigan’s previous executive leadership roles at Pfizer included serving as Senior Vice President, Head of Worldwide Business Development, Senior Vice President, Head of Worldwide Regulatory Affairs and Quality Assurance, and Vice President, Head of Neuroscience and Ophthalmology. Previously, Dr. Harrigan served in senior leadership positions at Karuna Pharmaceuticals, Inc., Sepracor Inc., and Neurogen Corporation. Prior to entering the pharmaceutical industry in 1990, Dr. Harrigan was a practicing neurologist for seven years.
QUALIFICATIONS:
The Board has concluded that Edmund P. Harrigan should serve on the Board because he has significant executive leadership experience in the pharmaceutical and biotechnology industry, including experience in drug discovery and development, regulatory affairs and business development. Dr. Harrigan also brings substantial medical and scientific experience to the Board. In addition, Dr. Harrigan has significant experience serving as a director of other publicly held life sciences companies.

Proxy Statement 2026	9

Proposal 1 Election of Directors

Katherine A. High, M.D.
Independent Director

Age: 74 Director Since: March 2020 Committees: •Science and Technology	Other Public Company Boards Current: •CRISPR Therapeutics AG	Past 5 Years: None

BACKGROUND:
Dr. High began serving in January 2025 as Chief Executive Officer of RhyGaze AG, a private entity spun off from the Institute for Clinical and Molecular Ophthalmology based in Basel, Switzerland. Dr. High served as President, Therapeutics of Asklepios Biopharmaceutical, Inc., a biotechnology and gene therapy company that is a wholly-owned subsidiary of Bayer AG, from January 2021 until Dec 2022. Dr. High served as President of Spark Therapeutics, Inc., a gene therapy company, from September 2014 until February 2020 and as Head of Research and Development of Spark from September 2017 until February 2020. From September 2014 through September 2017, Dr. High served as Chief Scientific Officer of Spark. Prior to serving as President of Spark, Dr. High provided advice to Spark and subsequently served as an independent consultant to Spark from December 2013 to September 2014. From July 1999 through September 2014, Dr. High was a Professor at the Perelman School of Medicine at the University of Pennsylvania. From March 2003 through September 2014, Dr. High was an Investigator of the Howard Hughes Medical Institute. Dr. High served as the Director of the Center for Cellular and Molecular Therapeutics at Children’s Hospital of Philadelphia from September 2004 to April 2014. Currently Dr. High is a Visiting Professor at Rockefeller University in New York.
QUALIFICATIONS:
The Board has concluded that Katherine A. High should serve on the Board because she has significant executive, scientific and medical leadership experience, including extensive academic and industry experience in drug discovery and development. Her medical background, together with her experience leading drug discovery and development efforts at Spark Therapeutics, are expected to assist the Board in its oversight role over our drug discovery and development efforts. In addition, Dr. High has experience serving as an executive officer and director of other publicly held life sciences companies.

The Board recommends a vote “FOR” election as director of each of the nominees set forth above.

10	Proxy Statement 2026

Proposal 1 Election of Directors
Board Committees
The Board has established four standing committees to assist the Board in discharging its responsibilities: the Audit and Finance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and the rules of the Securities and Exchange Commission (the “SEC”). The Board has approved a charter for each of these committees. A current copy of each committee’s charter can be found on our website at https://www.incyte.com under the “Governance” heading in the “Investors” portion of our website. Please note that the information provided on our website is not part of this Proxy Statement. The Board has also established a Non-Management Equity Award Committee to assist the Compensation Committee in discharging its responsibilities.
The Board will update committee composition as appropriate after the Annual Meeting.

Audit and Finance Committee

The Audit and Finance Committee’s responsibilities include:
•assisting the Board in fulfilling its oversight responsibilities relating to the Company’s financial statements and auditing, accounting and related processes; independent auditor’s qualifications, independence and performance; internal audit function’s performance; systems of internal controls regarding finance, accounting, financial reporting, and business practices and conduct established by management and the Board; compliance with legal and regulatory requirements; finance-related matters, including financing and tax strategies, capital allocation and capital structure; and enterprise risk assessment and management practices;
•appointing, compensating, evaluating and, when appropriate, replacing our independent registered public accounting firm;
•reviewing and pre-approving audit and permissible non-audit services;
•reviewing the scope of the annual audit and reviewing reports from the independent registered public accounting firm;
•monitoring the independent registered public accounting firm’s relationship with the Company;
•meeting with the independent registered public accounting firm and management to discuss and review our financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes;
•reviewing the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to promote adherence to applicable laws and regulations;
•overseeing the management of the Company’s enterprise risk assessment and management practices, including with respect to financial, operating, cybersecurity and other information technology, including the periodic review of management’s efforts to identify and mitigate such risks;
•overseeing our internal audit function; and
•reviewing matters related to the Company’s investment policy, capital allocation strategies, capital structure and tax structure and strategies.
The Board has determined that Mr. Clancy and Dr. Fouse are each qualified as an Audit Committee Financial Expert under the definition outlined by the SEC.
No member of our Audit and Finance Committee sits on more than three public company audit committees, including ours.
COMMITTEE MEMBERS

Paul J. Clancy (Chair)

Jacqualyn A. Fouse Edmund P. Harrigan

Met 9 times in 2025

Proxy Statement 2026	11

Proposal 1 Election of Directors

Compensation Committee

The Compensation Committee’s responsibilities include:
•assisting the Board in meeting its responsibilities with regard to oversight and determination of executive and director compensation;
•reviewing and making recommendations with respect to major compensation plans, policies and programs of the Company;
•determining and monitoring compensation arrangements for our CEO and other executive officers, including any stock-based compensation awards;
•administering performance-based compensation plans such as our Amended and Restated 2010 Stock Incentive Plan (the “2010 Stock Incentive Plan”);
•reviewing and recommending directors’ compensation to the full Board;
•reviewing the Company’s strategies and programs with respect to human capital management and succession planning;
•determining the Company’s performance with respect to its corporate goals and objectives; and
•possessing sole authority to select, retain, terminate and approve the fees and other retention terms of consultants as it deems appropriate to perform its duties.
COMMITTEE MEMBERS

Jean-Jacques Bienaimé (Chair)

Julian C. Baker Paul J. Clancy Susanne Schaffert[1]

Met 8 times in 2025

(1)Dr. Schaffert resigned from the Board effective April 15, 2026.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:
•identifying qualified individuals to become members of the Board;
•determining the composition of the Board and its committees;
•monitoring a process to assess Board effectiveness;
•recommending nominees to fill vacancies on the Board;
•reviewing and making recommendations to the Board with respect to candidates for director proposed by shareholders;
•reviewing the composition, functioning and effectiveness of the Board and its committees;
•developing and recommending to the Board codes of conduct applicable to officers, directors and employees and charters for the various committees of the Board; and
•reviewing and making recommendations to the Board regarding the succession plan relating to our CEO.
COMMITTEE MEMBERS

Julian C. Baker (Chair)

Jean-Jacques Bienaimé Jacqualyn A. Fouse

Met 6 times in 2025

12	Proxy Statement 2026

Proposal 1 Election of Directors

Science and Technology Committee

The Science and Technology Committee’s responsibilities include:
•assisting the Board in its general oversight of the Company’s research and development programs and progress in achieving research and development goals and objectives;
•providing strategic advice to the Board and management regarding emerging science and technology issues and trends;
•reviewing and assessing the Company’s approaches to acquiring and maintaining technology positions or otherwise investing in research and development programs; and
•assisting the Board with its oversight responsibility for enterprise risk management in areas affecting the Company’s research and development activities.
COMMITTEE MEMBERS

Edmund P. Harrigan (Chair)

Otis W. Brawley Katherine A. High Susanne Schaffert[1]

Met 2 times in 2025

(1)Dr. Schaffert resigned from the Board effective April 15, 2026.

Proxy Statement 2026	13

Proposal 1 Election of Directors
Compensation of Directors
Our director compensation program is designed to attract and retain highly qualified directors by aligning our compensation with that offered by our peer companies that compete with us for director talent.
Compensation reflects the time, effort, expertise and accountability required of active board membership. Directors who are employees of the Company, namely Mr. Meury, our current CEO, and Hervé Hoppenot, our former President and CEO who was a member of the Board until his retirement from the Board in December 2025, do not receive any fees for their service on the Board or any committee. The Compensation Committee, with the assistance of its independent compensation consultant, periodically reviews the compensation for our non-employee directors in relation to the peer group used for compensation purposes (as described below under “Executive Compensation—Compensation Discussion and Analysis”).
Under our 2010 Stock Incentive Plan, the Board may set the total grant date target value of annual equity awards to our non-employee directors up to a maximum of $500,000. The mix of equity awards for our non-employee directors is 60% stock options and 40% restricted stock unit (“RSU”) awards. The Compensation Committee, with the assistance of its independent compensation consultant, most recently reviewed the compensation for non-employee directors of peer group companies in December 2025. Based on the Compensation Committee’s review, effective January 1, 2026, the Board increased the annual retainer for service as a non-employee director from $60,000 to $65,000 to align with peer median levels and increased the annual additional retainer for service as the non-employee Board Chair from $40,000 to $65,000 to reflect the Chair’s increased workload. The Compensation Committee determined not to recommend any change to the compensation for service as a committee member or the total grant date target value of non-employee director equity awards that was set by the Board at $400,000 for 2024 and 2025.
The annual retainers for Board service, committee membership and chair service are set forth below.

Role	Cash Retainer ($)(1)	Total Equity Awards ($)(2)
Non-Employee Board Chair	130,000	400,000
Non-Employee Director	65,000	400,000

Role	Cash Retainer ($)(1)
Chair of Audit and Finance Committee	25,000
Members of Audit and Finance Committee	13,500
Chair of Compensation Committee	25,000
Members of Compensation Committee	12,000
Chair of Nominating and Corporate Governance Committee	20,000
Members of Nominating and Corporate Governance Committee	10,000
Chair of Science and Technology Committee	25,000
Members of Science and Technology Committee	10,000
(1)Annual cash retainers are payable quarterly. Non-employee directors may elect to receive their retainers and committee fees in the form of restricted shares that vest immediately when the associated quarterly retainer amount is paid.
(2)Equity awards are 60% stock options and 40% RSU awards, determined in the same manner as awards to our executive officers, as described below under “Executive Compensation—Compensation Discussion and Analysis.” The Board has determined that for 2025 and 2026, the total grant date target value for equity awards will be $400,000 for all non-employee directors. The stock options will have a term of 10 years and an exercise price equal to the fair market value on the date of grant. Each award will vest in full on the first anniversary of the date of grant or, if earlier, the date of the next annual meeting of shareholders or upon a change in control.

14	Proxy Statement 2026

Proposal 1 Election of Directors
Cash and equity awards are prorated for such portion of the year that the director serves on the Board. All directors are reimbursed for their travel and out-of-pocket expenses in accordance with our travel policy for each in-person Board or committee meeting that they attend.
2025 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	Total ($)
Julian C. Baker	—	308,436	264,702	573,138
Jean-Jacques Bienaimé	95,000	176,436	264,702	536,138
Otis W. Brawley	70,000	176,436	264,702	511,138
Paul J. Clancy	—	273,436	264,702	538,138
Jacqualyn A. Fouse	83,500	176,436	264,702	524,638
Edmund P. Harrigan	—	274,936	264,702	539,638
Katherine A. High	70,000	176,436	264,702	511,138
Susanne Schaffert(4)	82,000	176,436	264,702	523,138
(1)Amounts listed in this column represent the sum of the aggregate grant date value of immediately vested restricted share awards issued quarterly at the election of the director in lieu of his or her annual retainer and committee fees and the aggregate grant date fair value of RSU awards granted upon re-election at the 2025 annual meeting of our shareholders, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for financial reporting purposes. See Note 12 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of our assumptions in determining the ASC 718 values of our stock awards.
The following table provides the grant date value of restricted share awards issued in lieu of cash retainer and committee fees and the grant date fair value of RSUs shown in the above table:

Name	Value of Restricted Share Awards in lieu of Cash Retainer and Committee Fees ($)	Grant Date Fair Value of RSU Awards ($)
Julian C. Baker	132,000	176,436
Jean-Jacques Bienaimé	—	176,436
Otis W. Brawley	—	176,436
Paul J. Clancy	97,000	176,436
Jacqualyn A. Fouse	—	176,436
Edmund P. Harrigan	98,500	176,436
Katherine A. High	—	176,436
Susanne Schaffert	—	176,436
(2)Amounts listed in this column represent the aggregate grant date fair value of stock option awards granted upon re-election at the 2025 annual meeting of our shareholders, determined in accordance with the ASC 718 for financial reporting purposes. See Note 12 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of our assumptions in determining the ASC 718 values of our option awards.
(3)The following table provides the number of shares of common stock subject to outstanding unvested RSU awards and stock options held at December 31, 2025 for each director who was then serving on the Board.

Name	Number of Unvested RSU Awards	Number of Shares Underlying Unexercised Options
Julian C. Baker	2,518	118,147
Jean-Jacques Bienaimé	2,518	118,147
Otis W. Brawley	2,518	48,061
Paul J. Clancy	2,518	118,147
Jacqualyn A. Fouse	2,518	121,897
Edmund P. Harrigan	2,518	65,035
Katherine A. High	2,518	61,960
Susanne Schaffert	2,518	39,778
(4)Dr. Schaffert resigned from the Board effective April 15, 2026.

Proxy Statement 2026	15

Proposal 1 Election of Directors
Corporate Governance

What We Do

Majority voting for directors in uncontested elections	Audit and Finance Committee receives semiannual compliance updates
Strong and active Board Chair, representing one of our largest shareholders	Board members have complete access to management and employees in their discretion and Board committees may seek advice from outside advisors
Audit and Finance Committee, Nominating and Corporate Governance Committee and Compensation Committee comprised solely of independent directors	Pre-clearance by our General Counsel required for trading in our stock by any director, and all executive trading must be through a pre-cleared trading plan

 Audit and Finance Committee regularly meets with Ernst & Young LLP, our independent registered public accounting firm, as well as our corporate audit services team – without members of executive management present
Maintain robust ethics requirements through our Code of Business Conduct and Ethics, Senior Financial Officers’ Code of Ethics and Board of Directors Code of Conduct and Ethics
An independent compensation consultant is engaged by and reports directly to our Compensation Committee	Board review and approval of corporate strategic plan, including the budget, at least annually
Annual election of all directors	High Board and committee attendance
Limits on outside board and audit committee service	Extensive ongoing shareholder outreach
Proxy access bylaw (3% ownership, 3 years, nominees up to 20% of the Board)	Audit and Finance Committee receives updates from our cybersecurity team at least twice per year

What We Don’t Do

No staggered or classified Board	No hedging or speculative trading in our stock by directors, executives or other employees
No plurality voting in uncontested Board elections	Board members may not be “overboarded”
Majority Voting Policy
Our Bylaws provide that, in an uncontested election, director nominees must receive a majority of the votes cast to be elected to the Board. In order to receive a majority of the votes cast, the number of shares voted “FOR” must exceed the number of shares voted “AGAINST”; abstentions and broker non-votes do not count as votes cast. Our Corporate Governance Guidelines state that if a nominee for director in an uncontested election does not receive a majority of the votes cast, the director should submit a resignation for consideration by the Board. The Nominating and Corporate Governance Committee will evaluate and make a recommendation to the Board with respect to the proffered resignation. The Board must take action on the recommendation within 90 days following certification of the shareholder vote. The director whose resignation is under consideration cannot participate in any decision regarding that director’s resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

16	Proxy Statement 2026

Proposal 1 Election of Directors
Board Leadership Structure
Our current leadership structure and governing documents permit the roles of Chair and CEO to be filled by the same or different individuals. Where the Chair and CEO roles are filled by the same individual, our Corporate Governance Guidelines require the independent directors on our Board to appoint a Lead Independent Director.
Currently the Board believes it is in the best interests of our shareholders to have William J. Meury serve as our CEO and Julian C. Baker – a managing member of the general partner of one of our largest shareholders (Baker Bros. Advisors LP and affiliated entities who collectively hold approximately 15% of our common stock as of April 14, 2026) – serve as the Chair of our Board. The Board reviews its leadership structure on an ongoing basis and retains the authority to modify this structure as it deems appropriate.
Focus on Independence. The Board maintains a strong commitment to ensuring Board independence so that it is able to maintain effective oversight of management. The Board’s commitment to independence includes:
•A review, at least annually, of the Company’s strategic plan and the following year’s capital and operating budgets.
•The annual election of all directors, ensuring accountability to shareholders.
•Regular executive sessions of the independent, non-employee directors – without Mr. Meury – to review Company performance, CEO performance, management effectiveness, proposed programs and transactions and the Board meeting agenda items.
•The requirement that only independent directors serve on the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
•The requirement that a majority of the Board comprises independent directors, with 87% of the current Board being independent.
•Corporate Governance Guidelines providing that the Board may have access to Company management and employees and its own advisors, at the Board’s discretion.
•The appointment of a Lead Independent Director if the Chair and CEO roles are filled by the same individual.
•Robust duties of the Lead Independent Director, which include:
•presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;
•serving as liaison between the Chair/CEO and the other independent directors;
•approving information sent to the Board;
•approving meeting agendas for the Board;
•approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•authority to call meetings and executive sessions of the independent directors; and
•being available for consultation with shareholders, when appropriate.
Flexibility of the Leadership Structure. The Board is committed to high standards of corporate governance. The Board values the flexibility to select, from time to time, a leadership structure that is most able to serve the Company’s and shareholders’ best interests based on the qualifications of individuals available and circumstances existing at the time. As such, the Board periodically evaluates whether combining or separating the roles of Chair and CEO is in the best interest of the Company and of our shareholders.

Proxy Statement 2026	17

Proposal 1 Election of Directors
Board Role in Risk Oversight
Our Board is responsible for overseeing the overall risk management process at the Company directly and through its committees. The responsibility for managing risk rests with executive management while the committees of the Board and the Board as a whole participate in the oversight process. The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long term strategic and operational planning, executive evaluation, development and succession planning, regulatory and legal compliance, financial reporting and internal controls and cybersecurity risks. The Board and its committees consider strategic and operational risks and opportunities and regularly receive reports from executive management regarding specific aspects of risk management, including risks associated with our strategic plan, our capital structure, our research and development activities, our commercial activities, drug pricing and reimbursement, our manufacturing and supply activities, cybersecurity, our ESG program and our human capital management.
The Audit and Finance Committee has primary responsibility for overseeing our financial processes, compliance with legal and regulatory requirements and enterprise risk assessment and management practices. The Audit and Finance Committee meets throughout the year and receives regular reports from executive management with respect to, and reviews such risks associated with, our financial and accounting systems, accounting policies, investment strategies, global tax matters, regulatory and ethics compliance and information systems and technology, including cybersecurity risks and readiness. We have a Chief Compliance Officer, who regularly provides the Audit and Finance Committee with information and briefings about current and emerging compliance risks and regulatory, enforcement and other external factors that may affect our business operations, risk management or strategy. The Audit and Finance Committee also receives information and briefings from the head of our internal audit team, as well as representatives of our independent registered public accounting firm. The Audit and Finance Committee meets regularly with our independent registered public accounting firm and periodically with our Chief Compliance Officer and the head of our internal audit team in executive session without the presence of other members of management.
The Compensation Committee evaluates our compensation policies and practices to help ensure that these policies and practices (1) do not incentivize employees to take unnecessary or excessive risks that could have a material adverse effect on our Company and (2) provide appropriate incentives for meeting both short-term and long-term objectives and increasing shareholder value over time. The Compensation Committee also considers risks relating to our human capital management. The Nominating and Corporate Governance Committee reviews our risks associated with governance matters and non-compensation related human resources matters. The Science and Technology Committee reviews and evaluates our risks associated with our research and discovery programs and strategies.
Each Board committee reports regularly to the full Board on its activities. In addition, the Board participates in regular discussions with our executive management on many core subjects, including strategy, operations, finance, drug pricing and reimbursement and legal and public policy matters, in which risk oversight is an inherent element. The Board believes the leadership structure described above under “Board Leadership Structure” facilitates the Board’s oversight of our risk management because it allows the Board, with leadership from our Chair and working through its committees, which are all composed of independent directors, to proactively participate in the oversight of our management’s actions.
Director Independence
In 2025, our Board determined that each individual who served as a member of the Board in 2025 was an “independent director” within the meaning of Rule 5605 of The Nasdaq Stock Market except for Mr. Meury and Mr. Hoppenot. Given Mr. Meury’s role as our CEO, he is not considered independent. Likewise, Mr. Hoppenot was not considered independent as he was employed as our President and CEO until his retirement in June 2025, and he then entered into a transition agreement pursuant to which he serves as special adviser to our current CEO, as described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Agreements With Former Executive Officers.” For all other directors, the Board considers their relationship and transactions with our Company as directors and security holders of our Company.
All of the nominees are current members of the Board.

18	Proxy Statement 2026

Proposal 1 Election of Directors
Board Evaluation and Refreshment
At least annually, the Board assesses its composition, taking into consideration: the knowledge, experience and diverse perspectives of its directors; each individual director’s performance and contributions to the Board and its committees; the other time commitments of directors; and other factors the Board deems appropriate, such as independence, absence of conflicts and lack of any reputational risks. The Board weighs these factors with Incyte’s priorities and needs. Our directors serve one-year terms, and all continuing directors are subject to our shareholders’ votes every year.
Since 2019, we have added four new independent directors, with an emphasis on strengthening the Board’s expertise in the areas of drug discovery, clinical development and global commercialization, given Incyte’s extensive development portfolio across hematology, oncology, and inflammation and autoimmunity.
Our Board’s continuous efforts to refresh itself have led to a complementary mix of new, mid-term and seasoned directors. We believe this group of directors collectively has the skills to support Incyte in the achievement of our long-term goals.
Overboarding Policy
The Board of Directors recognizes that in order to be effective, each director must be fully engaged. Our Overboarding Policy states that no new independent director who is a sitting CEO of another public company shall sit on more than one public company board in addition to his or her own board and no new independent director who is not a sitting CEO of another public company may sit on more than four public company boards in total.
In addition, current directors who sit on less than the maximum number of public company boards may not exceed the maximum amount.
All of our Board nominees are currently compliant with this policy.
BOARD COMMITMENTS OF NOMINEES1

Meury[2]	Baker	Bienaimé	Brawley	Clancy	Fouse	Harrigan	High
1	4	4	4	2	3	2	2
(1)Total board commitments includes Incyte
(2)Sitting CEO of public company
Director Nominations
The Board nominates directors for election at each annual meeting of shareholders and elects new directors to fill vacancies when they arise. The Board has an objective, set forth in our Corporate Governance Guidelines, that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.
The Nominating and Corporate Governance Committee seeks candidates who have substantive knowledge of our business and industry, diverse experiences, proven leadership, sound judgment and integrity and who can act on behalf of all shareholders. In addition, directors need to be able to foster a respectful environment in which they listen to one another and can hold constructive discussions. The Nominating and Corporate Governance Committee believes that nominees for director should have operational and leadership experience as well as drug discovery, clinical development, regulatory, commercial and/or financial experience that may be useful to the Company and the Board. Additionally, prospective directors must demonstrate high personal and professional ethics and the willingness and ability to devote sufficient time to effectively carry out their duties as directors. The Board and the Nominating and Corporate Governance Committee also consider diversity of backgrounds and experiences and other forms of diversity when selecting nominees.
The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and our Corporate Governance Guidelines require that a majority of the members of the Board meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee believes it is appropriate for certain key members of our management – currently, our CEO – to participate as members of the Board.

Proxy Statement 2026	19

Proposal 1 Election of Directors
Prior to each annual meeting of shareholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate a director, or if a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, then the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any search firm engaged by the Committee and by shareholders. The Committee may only recommend, and the Board may only nominate, candidates for director who agree to tender irrevocable resignations that would be effective if the candidate fails to receive a sufficient number of votes for election or re-election at the next annual meeting of shareholders at which he or she faces election or re-election, and if the Board accepts the resignation. The Committee recommended all of the nominees for election included in this Proxy Statement. All of the nominees are current members of the Board.
A shareholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the shareholder considers appropriate. In addition, our Bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board at our annual meeting of shareholders. Our Bylaws permit shareholders to nominate individuals for election to the Board (i) for inclusion in our proxy materials and consideration at an annual meeting of shareholders pursuant to our proxy access bylaw and (ii) for consideration at an annual meeting of shareholders without being included in our proxy materials. In order to nominate a candidate for director, a shareholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of our Bylaws.
Our proxy access bylaw permits an eligible shareholder, or group of up to 20 eligible shareholders, owning continuously for at least three years shares of our common stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements specified in our Bylaws (“Proxy Access”). To nominate a director candidate pursuant to Proxy Access, all of the procedures, information requirements, qualifications and conditions set forth in our Bylaws must be complied with. To nominate a director candidate for election to the Board at our 2027 annual meeting of shareholders pursuant to Proxy Access, a fully compliant nomination notice must be received by us no earlier than November 29, 2026 and no later than December 29, 2026. However, in the event that the 2027 annual meeting is called for a date that is earlier than May 9, 2027 or later than August 7, 2027, the nomination notice, to be timely, must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 180th day prior to the date of the meeting and (2) the 10th day following the first public announcement or disclosure of the meeting date.
For a nomination of an individual for election to the Board without being included in our proxy materials, our Bylaws provide that, to be timely, our Secretary must have received the shareholder’s notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. Accordingly, to nominate a director candidate for election to the Board at our 2027 annual meeting other than through Proxy Access, a fully compliant nomination notice must be received by us no later than March 10, 2027 and no earlier than February 8, 2027. However, in the event that the 2027 annual meeting is called for a date that is earlier than May 9, 2027 or later than August 7, 2027, to be timely, notice by the shareholder for the nomination of a director candidate other than through Proxy Access must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 90th day prior to the date of the meeting and (2) the 10th day following the first public announcement or disclosure of the meeting date. Information required by our Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section. Any notice of director nomination submitted to us other than through Proxy Access must include the additional information required by Rule 14a-19 under the Securities Exchange Act of 1934.

20	Proxy Statement 2026

Proposal 1 Election of Directors
Shareholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to:
Secretary
Incyte Corporation
1801 Augustine Cut-Off
Wilmington, DE 19803
You can obtain a copy of the full text of our Bylaws by writing to the Company’s Secretary at the above address.
Board Meetings
The Board held 6 meetings during 2025 – four regularly scheduled meetings and two other meetings. All directors attended all four regularly scheduled meetings held by the Board. Overall, no director attended fewer than 88% of the total number of meetings of our Board of Directors and the committees on which they served during 2025.
The independent directors regularly meet in executive sessions without the participation of our CEO or other members of management.
We do not have a policy that requires the attendance of directors at our annual meetings of shareholders.
Corporate Governance Guidelines
The Board is committed to sound and effective corporate governance practices. Accordingly, the Board has adopted Corporate Governance Guidelines, which are intended to describe the governance principles and procedures by which the Board functions. The guidelines are subject to periodic review and update by the Nominating and Corporate Governance Committee and the Board. These Guidelines can be found on our website at https://www.incyte.com under the “Governance” heading in the “Investors” portion of our website. Please note that the information provided on our website is not part of this Proxy Statement.
The Corporate Governance Guidelines provide, among other things, that:
•a majority of the directors must be independent;
•if the Chair of the Board is not an independent director, the independent directors will appoint a Lead Independent Director, whose duties are described in detail above under “Board Leadership Structure”;
•directors should offer to resign from the Board if they experience a change in their principal occupation;
•directors should submit their resignations from the Board if they do not receive the votes of a majority of the votes cast in an uncontested election;
•the Audit and Finance, Compensation, and Nominating and Corporate Governance Committees must consist solely of independent directors;
•the Board and its committees may seek advice from outside advisors as appropriate;
•the independent directors regularly meet in executive sessions without the presence of the non-independent directors or members of our management; and
•the Nominating and Corporate Governance Committee periodically reviews the composition, functioning and effectiveness of the Board and its committees, and oversees the self-evaluation of the Board and its committees.

Proxy Statement 2026	21

Proposal 1 Election of Directors
Leadership Succession Planning
Our executive management team assesses its needs for succession planning at least annually. Incyte maintains a flat organizational structure, and hence Mr. Meury has full exposure to the leaders of each function as well as key individuals within those functions. Others in the executive management team are also in a position to provide additional insight and context. Should a need arise for succession planning in the executive management team, both internal and external candidates are considered on merit and against Incyte’s current and future goals. Regular CEO succession planning updates are provided to the Nominating and Corporate Governance Committee and reported to the full Board by the Nominating and Corporate Governance Committee chair.
Communications with the Board
If you wish to communicate with the Board, you may send your communication in writing to:
Secretary
Incyte Corporation
1801 Augustine Cut-Off
Wilmington, DE 19803
You must include your name and address in the written communication and indicate whether you are a shareholder of the Company.
The Secretary will review all shareholder communications and will forward any material communications to the appropriate director(s) or committee(s) of the Board based on the subject matter.
Certain Relationships and Related Transactions
Our policy is that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Company’s Code of Business Conduct and Ethics and our Board of Directors Code of Conduct and Ethics. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions must be approved by the Audit and Finance Committee or another independent body of the Board.

22	Proxy Statement 2026

PROPOSAL 2

Advisory Vote to Approve Executive Compensation

This Proposal 2, commonly known as a ‘say-on-pay’ proposal, provides our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
As described in detail below under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term corporate objectives, and the creation of increased shareholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2025 compensation of our named executive officers.
Each year since 2011, we have sought, and received, approval for our executive compensation program. In addition, in 2011, 2017 and again in 2023, we sought, and received, approval to hold a ‘say-on-pay’ vote each year. This Proposal 2 gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board or the Compensation Committee of the Board. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we again ask our shareholders to vote for the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The Board recommends a vote “FOR” the Approval of Executive Compensation.

Proxy Statement 2026	23

Proposal 2 Advisory Vote to Approve Executive Compensation
Executive Compensation
Compensation Discussion and Analysis
Below is a comprehensive list of our compensation policies and policy enhancements made in our continuing effort to be responsive to issues discussed during our shareholder outreach and to address advice provided by shareholder advisory firms.

What We Do

We pay for performance, including having performance shares based wholly on total shareholder return (“TSR”) for 2025 and 2026	We have a compensation clawback policy
For 2025, 60% of our CEO’s and 50% of our other executive officers’ target equity award value was in the form of performance shares. These percentages remain unchanged for 2026	Our Compensation Committee uses an independent compensation consultant and considers peer groups in establishing executive compensation
Performance shares have a three-year performance period	Robust anti-hedging and anti-speculation policies in place
Robust stock ownership guidelines for our CEO, executive officers and our directors	Our Compensation Committee comprises all independent directors
Double-trigger equity vesting in the event of a change-in-control	We conduct an annual say-on-pay vote
Stock options and RSU awards have a minimum vesting period of 12 months with a vesting period over 4 years	We engage proactively with our shareholders throughout the year
We routinely review our peer group to provide perspective on competitive pay levels	We require executives to plan any stock trading in advance through the use of 10b5-1 plans

What We Don’t Do

We do not reprice stock options	We do not provide golden parachute excise tax gross-ups
We do not provide single-trigger equity vesting in the event of a change-in-control	We do not provide excessive perquisites for executives

24	Proxy Statement 2026

Proposal 2 Advisory Vote to Approve Executive Compensation
Compensation Program Strategy, Objectives and Design
At Incyte, our compensation philosophy is designed to support both where we are as a company today and our future direction.
We are at a pivotal moment: advancing a deep pipeline, expanding our global footprint, and preparing for a future that extends beyond a loss of exclusivity. Delivering on this next chapter requires attracting, motivating, and retaining exceptional leaders who are willing to take thoughtful risks, operate with urgency, and build for the long term.
Our compensation programs are intentionally structured to support these priorities.
We align executive pay with performance, ensuring that a significant portion of total compensation is tied to the achievement of both near-term priorities and long-term strategic goals. This includes advancing our pipeline, strengthening our commercial capabilities, and delivering sustained shareholder value.
At the same time, we design our programs to reinforce collective leadership. Our annual incentive plan (cash bonus) is built to align our executives around shared goals, encouraging collaboration, enterprise thinking, and accountability for company-wide outcomes.
Equity compensation plays a critical role in reinforcing our long-term orientation. Through a mix of performance-based and time-based awards, including RSUs, performance shares, and stock options, we encourage leaders to make decisions that balance innovation, disciplined risk-taking, and sustained value creation. Performance-based awards reward the achievement of pre-determined strategic goals, while time-based vesting supports retention through critical phases of our growth journey.
Together, these elements create a market competitive compensation framework that:
•Rewards performance and the achievement of strategic objectives;
•Aligns leadership with long-term shareholder value creation;
•Encourages enterprise-wide collaboration and shared accountability; and
•Supports attracting and retaining high-caliber talent through periods of transformation.
Our executive compensation program consists of three primary components:
•Base salary, which provides a fixed level of compensation.
•Annual cash bonus, which varies based on company performance and reinforces shared goals.
•Equity-based incentives, which align executives with long-term value creation and retention.
All components of compensation, other than base salary, are directly linked to company performance, either through payout levels or long-term value realization.
In combination, our approach ensures that our leaders are not only rewarded for delivering results today but are also invested in building the future of Incyte.
On the next page is our 2025 Compensation Matrix:

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Proposal 2 Advisory Vote to Approve Executive Compensation

FIXED COMPENSATION		PERFORMANCE-BASED COMPENSATION

SHORT TERM Cash Compensation Program		LONG TERM Equity Compensation Program

	PARTIALLY AT RISK	WHOLLY AT RISK

SALARY	ANNUAL INCENTIVE COMPENSATION PLAN	RESTRICTED STOCK UNITS[1]	PERFORMANCE SHARES[2]	STOCK OPTIONS[3]

•Provides base compensation that is predictable and competitive with our peer group
•Reflects the scope and complexity of executives' roles and responsibilities
•Reviewed and approved annually by the Compensation Committee

•Annual cash bonus opportunity
•Multiplier determined by level of achievement of commercial, R&D, business development and ESG goals.
•Goals approved at the start of each year by the Compensation Committee and the Board of Directors
•Final multiplier approval based on achievements and certified by the Compensation Committee
•20% of target equity value for both CEO and Other US Executives •Value is tied to the stock price •Vests over four years
•60% of target equity value for CEO; 50% of target equity value for Other US Executives
•Goals approved at the start of each year by the Compensation Committee
•Performance goals align with shareholder interests
•Only earned if we meet pre-determined performance goals If achieved, value is directly tied to the stock price
•Cliff vest after three years
•20% of target equity value for CEO; 30% of target equity value for Other US Executives •Value is directly tied to the stock price •Vests over four years

•Rewards current contributions to the Company •Attracts and retains high-level talent	•Provides opportunity for near-term cash bonus based on the achievement of short term strategic corporate objectives, which are intended to drive long term growth	•Provides opportunity for compensation even when stock price is volatile	•Provides incentive to achieve key objectives intended to maximize shareholder value	•Provides incentives for strategic risk- taking to maximize value, which correlates to our longer-term R&D plans, and aligns with longer-term shareholder value

Provides long-term retention of key talent Encourages long-term decision making Aligns management objectives with shareholder interest

(1)RSUs comprised 20% of target equity value for 2025 for our U.S.-based executive officers, including our named executive officers listed on the Summary Compensation Table except for Mr. Tray, for whom RSUs comprised 67% of 2025 target equity value. For a further description of the evolution of the equity compensation program for our executive officers, see “—Our Equity Grant Practices”, starting on page 29.

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Proposal 2 Advisory Vote to Approve Executive Compensation
(2)Performance shares comprised 60% of our CEOs’ target equity award values for 2025. Performance shares comprised 50% of the 2025 target equity award values for our other U.S.-based executives except for Mr. Tray, who did not receive any performance shares in 2025. For a further description of the evolution of the equity compensation program for our executive officers, see “—Our Equity Grant Practices”, starting on page 29.
(3)Stock options comprised 20% of our CEOs’ target equity award values for 2025. Stock options comprised 30% of the 2025 target equity award values for our other U.S.-based executives except for Mr. Tray, for whom stock options comprised 33% of 2025 target equity award value. For a further description of the evolution of the equity compensation program for our executive officers, see “—Our Equity Grant Practices”, starting on page 29.
As the design of our executive compensation program shows, the Compensation Committee believes that executive compensation should be designed to result in pay outcomes aligned with performance.
CEO Compensation versus Peers
The charts below illustrate how the percentage of our CEO’s compensation that is tied to performance compares with those of our peer group of companies. The Compensation Committee believes Mr. Meury’s compensation is in line with our peer group’s compensation as disclosed in their 2025 proxy statements, with Mr. Meury’s at-risk compensation percentage being consistent with the peer group median mix.
CEO AT-RISK COMPENSATION IS ON PAR WITH PEER GROUP
Median peer CEO compensation reflects 2024 compensation from the 2025 proxy statements of the peer group.
Implementing Our Objectives—Role of Compensation Committee and Our Chief Executive Officer
The Compensation Committee approves, administers and interprets our executive compensation and benefits policies, including our 2010 Stock Incentive Plan. The Compensation Committee evaluates the performance of our CEO and determines his compensation in light of the goals and objectives of our compensation program. Our CEO and the Compensation Committee together assess the performance of our other executive officers and determine their compensation, based on initial recommendations from our CEO.

Proxy Statement 2026	27

Proposal 2 Advisory Vote to Approve Executive Compensation
Role of the Independent Compensation Consultant
Under its charter, the Compensation Committee has sole authority to retain any independent compensation consultant or other advisor as the Committee may deem appropriate. Pursuant to this authority, the Compensation Committee previously engaged Compensia, a national compensation consulting firm, to provide support on matters related to the compensation of our executive officers, including compensation analyses for our executive officers and the non-employee members of our Board of Directors. Compensia did not provide any other services to our Company. Specifically, for our executive officers, Compensia was directed to provide a competitive market analysis of the base salary, annual cash incentive awards and long-term incentive equity compensation of our executive officers compared against our compensation peer groups and to review other market practices and trends. This market analysis was reviewed with the Compensation Committee in connection with its early 2025 compensation decisions and was used to guide decisions regarding base salary adjustments and target annual cash and equity incentive award opportunities. In August 2025, the Compensation Committee engaged Aon, a national compensation consulting firm, to provide support on matters related to the compensation of our executive officers and concluded the Committee’s relationship with Compensia.
Market Reference Data
The Compensation Committee utilizes market reference data to evaluate the competitiveness of our executive officers’ compensation and to determine whether the total compensation paid to each of our named executive officers is appropriate. When arriving at final compensation decisions, the Compensation Committee considers and assesses factors in addition to market reference data, including individual and company performance, each executive’s role and responsibilities, internal equity, retention requirements and the competitive market, unrealized equity gains, and best compensation governance practices. The Committee does not tie compensation to specified target percentiles. In connection with its analysis for purposes of 2025 compensation decisions, the Compensation Committee reviewed information prepared by Compensia comparing the compensation for our executive officers with data from SEC filings and the Radford Global Life Sciences Survey for a peer group comprising 13 publicly traded biopharmaceutical companies (referred to as the 2025 peer group). We included information on the 2025 peer group in our proxy statement for our 2025 annual meeting of shareholders. Our 2026 peer group, shown below, was approved in September 2025 in consultation with Aon and includes most of the same entities as the 2025 peer group, with the exceptions of Alkermes, Ionis and Sarepta (removed) and Genmab, Illumina, Natera and PTC Therapeutics (added this year). The peer group is selected based on the following criteria: direct competitors for talent; research-focused business models; and broadly similar size in revenue, market capitalization and/or headcount.
The following table shows Incyte versus the 2026 peer group total revenue, total employees, and market capitalization (market cap). All data is as of December 31, 2025.

Company	Total Revenue ($M)	Company	Total Employees	Company	Market Cap ($M)
Biogen	9,891	BeOne	12,000	Alnylam	52,535
BeOne	5,343	Illumina	8,600	argenx SE	51,507
Incyte	5,141	Biogen	7,500	BeOne	33,619
Illumina	4,343	Natera	6,135	Natera	31,688
Jazz	4,268	Moderna	4,700	Biogen	25,818
argenx SE	4,151	BioMarin	3,221	United Therapeutics	20,979
Genmab A/S	3,720	Genmab A/S	3,029	Illumina	20,041
Alnylam	3,714	Jazz	2,890	Genmab A/S	19,630
BioMarin	3,221	Incyte	2,844	Incyte	19,391
United Therapeutics	3,183	Alnylam	2,500	Neurocrine	14,141
Neurocrine	2,861	Neurocrine	2,000	Exelixis	11,799
Exelixis	2,320	argenx SE	1,863	Moderna	11,523
Natera	2,306	United Therapeutics	1,400	BioMarin	11,417
Moderna	1,944	Exelixis	1,077	Jazz	10,330
PTC Therapeutics	1,731	PTC Therapeutics	991	PTC Therapeutics	6,099

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Proposal 2 Advisory Vote to Approve Executive Compensation
Our Equity Grant Practices
For 2025, the Compensation Committee determined that Mr. Hoppenot, our former President and CEO until his retirement in June 2025, would receive 60% of his total grant date target value in the form of performance shares, 20% in the form of stock options, and 20% in the form of RSUs, and our other U.S.-based executives other than Mr. Tray would receive 50% of their total grant date target value in the form of performance shares, 30% in the form of stock options, and 20% in the form of RSUs. According to our policy for awards to U.S. and Canadian recipients who are not executive officers, Mr. Tray was able to select the equity mix of his awards from one of three choices – (1) 50% of the total grant date value in the form of options and 50% in the form of RSUs, (2) one third of the total grant date value in the form of options and two thirds in the form of RSUs, or (3) two thirds of the total grant date value in the form of options and one third in the form of RSUs. The Compensation Committee also determined that our non-U.S.-based executives would receive 50% of their 2025 total grant date target value in the form of performance shares and 50% in the form of RSUs.
In June 2025, in connection with the commencement of his employment as our Chief Executive Officer, we granted 2025 equity awards to Mr. Meury, structured to provide 60% of the total grant date target value in the form of performance shares, 20% in the form of stock options and 20% in the form of RSUs. We also granted a one-time sign-on award to Mr. Meury of performance shares that are subject to performance vesting conditions that can be earned on achievement of significant sustained stock price appreciation hurdles over a six-year period as well as service vesting conditions. The Board structured Mr. Meury’s compensation to create alignment between our strategic goals and shareholder interests. The Compensation Committee, in recommending to the Board Mr. Meury’s compensation, considered the amount that was necessary to attract an executive of his caliber in light of his extensive operating, commercial, transactional and senior management experience.
For 2026, the Management Equity Award Committee, a subcommittee of the Compensation Committee, retained the 2025 equity mix for our all our executives, including Mr. Meury and our named executive officers listed in the Summary Compensation Table. While the equity awards are actually granted in July of each year, the Compensation Committee (or a subcommittee of that committee) determines the overall equity grant date target value for our executive officers in the early portion of the year, in conjunction with the determination of base salary adjustments and the establishment of the annual incentive compensation plan described in greater detail below. Based on those target values, one half of the annual stock option grants are made in July of each year and one half are made at the beginning of the following calendar year, with a view toward countering some of the effects of the volatile trading price of our common stock.
Our stock option grants have a ten-year term with four-year service-based vesting, with one quarter vesting after one year and the remainder vesting in 36 equal monthly installments. Our performance share awards, except for the one-time grant to Mr. Meury in connection with the commencement of his employment as our CEO, have three-year performance periods and these performance share awards vest, assuming performance goals are achieved at specified levels, on the third anniversary of the grant date. Our performance share awards are described further below. Our RSU awards vest in equal installments on each of the first four anniversaries of the grant date. Additional details about our executive officer equity awards are discussed below under “Key Elements of Executive Compensation—Equity-Based Incentive Awards.”
The Compensation Committee also has the discretion to make outstanding merit awards in the form of RSUs that cliff vest in a single installment after four years. These awards can be made to executives other than our CEO as well as other key employees throughout our Company and are typically made in connection with salary adjustments at the beginning of each year. This program recognizes important contributions – both within a function and the Company as a whole – by leaders throughout our organization whom we want to further incentivize and retain to drive achievement of our long-term objectives. For 2025, no such outstanding merit awards were made.
The exercise price or issue price of each stock option or other equity award granted under our 2010 Stock Incentive Plan is the closing price of our common stock on the date of grant. The grant dates for our annual equity awards for our U.S.-based employees, including our named executive officers listed in the Summary Compensation Table, are the dates of the regularly scheduled meetings (or actions without meetings taken following decisions at meetings) of our Compensation Committee (or a subcommittee of that committee), which occur in July of each year. The grant dates for our annual equity awards for our non-U.S.-based executive officers and employees are the dates of the regularly scheduled meetings of our Compensation Committee held at the beginning of each year, at which salary adjustments, cash bonuses under our incentive compensation plan for all executive officers and employees and equity awards for our non-U.S.-based executive officers and employees are determined. Outside of our annual equity award grant cycle, we make equity award grants to newly hired non-executive employees on the first working day of each month following the date of hire. We typically make equity award grants for newly hired executive officers on their start dates. We do not coordinate the timing of equity award grants with the release of financial results or other releases of material nonpublic information by our Company, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. Under our 2010 Stock Incentive Plan, we may not reprice or replace options at lower exercise prices without shareholder approval.

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Proposal 2 Advisory Vote to Approve Executive Compensation
Compensation Practices and Policies
Equity Ownership Guidelines. Our Board has adopted robust equity ownership guidelines for members of senior management, including our executive officers, and members of the Board. Under these guidelines, the covered individuals are expected to meet the following equity ownership requirements:

Equity Ownership Requirements
Chief Executive Officer	6x Annual Base Salary
All Executive and Senior Vice Presidents	3x Annual Base Salary
Non-Employee Members of the Board	6x Annual Cash Retainer
All directors and executive officers have either met their respective equity ownership targets or are within the five-year period for achieving compliance.
Individuals who subsequently become subject to the guidelines will have five years to reach their ownership requirements. Shares held directly, shares held indirectly, such as by a trust or a 401(k) plan, unvested restricted shares and RSUs and earned performance shares that remain subject to service-based vesting requirements are included in determining an individual’s equity ownership. Stock options (whether vested or unvested) and unearned performance shares are not counted toward meeting these guidelines. For purposes of these guidelines, a non-employee director’s annual cash retainer does not include cash retainers for committee service.
Compensation Recovery Policy. Our Board has adopted a compensation recovery (“clawback”) policy that complies with the final regulations adopted by the SEC to implement the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the listing standards adopted by The Nasdaq Stock Market to implement those SEC regulations. Our clawback policy provides that if we are required to prepare an accounting restatement, we may recover from any executive officer any incentive compensation erroneously paid or awarded in excess of what would have been paid under the accounting restatement. This policy applies to financial statements filed in a rolling three-year, lookback period. The incentive compensation to which it applies is any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure. In addition, we are subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, which provides that if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.
Limitations on Hedging and Pledging. Under our insider trading policy, our employees, including our executive officers, and Board members are prohibited from trading in our securities on a short-term basis, purchasing our securities on margin, making short sales in our securities, buying or selling put or call options on our securities, pledging our securities as collateral for a loan and engaging in other hedging or monetization transactions such as prepaid variable forwards, equity swaps, collars and exchange funds that permit a holder to continue to own our securities but without the full risks and rewards of ownership.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer, Chief Financial Officer and each of the next three most highly compensated executive officers, including any individual who met any of these criteria in a prior taxable year beginning after 2016. Section 162(m) historically permitted deductions in excess of $1,000,000 for “performance-based compensation,” which included stock options meeting certain requirements, but the exception for “performance-based compensation” has been repealed effective for taxable years beginning after December 31, 2017. Stock options that we granted in 2017 and prior years should still qualify for full deductibility under a transition rule for amounts payable pursuant to written binding contracts in effect on November 2, 2017. To maintain flexibility in compensating our executive officers, the Compensation Committee has not adopted a policy requiring all executive compensation to be deductible.

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Proposal 2 Advisory Vote to Approve Executive Compensation
Compensation Risk Assessment
The Compensation Committee, in consultation with the Company’s executive management, reviewed the Company’s compensation policies and practices for its employees and concluded that risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company.
Key Elements of Executive Compensation
Our executive officers’ compensation currently includes three primary components: base salary, cash bonus and long-term equity-based incentive awards. Each of these components is described in more detail below. Of these components, only base salary is not tied directly and meaningfully to our Company’s performance, because base salary is intended to attract and retain key talent by providing a stable source of income. In addition, we provide our executive officers with a variety of benefits that are available generally to all salaried employees.
Base Salary
Base salaries are designed to attract and retain qualified personnel by providing a consistent cash flow throughout the year as compensation for acceptable levels of performance of day-to-day responsibilities. Base salaries for our executive officers are established based on the scope of their responsibilities, their performance and their prior relevant background, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for those executive officers at the time of hire.
The Compensation Committee reviews salaries on an annual basis. At such time, the Compensation Committee may change each executive officer’s salary based on the individual’s contributions and responsibilities over the prior twelve months and any change in competitive market pay levels.
In January 2025, the Compensation Committee set the 2025 base salaries for our executive officers except for Mr. Meury and Mr. Issa. The Committee set the 2025 base salaries for Mr. Meury and Mr. Issa in June 2025 and December 2024, respectively, in connection with the commencement of their employment with the Company. The Committee considered our Company’s performance in 2024, including our commercial operations, clinical trial progress of our drug candidates, job performance, internal pay alignment and equity, marketplace competitiveness and the 2025 peer group data in determining the base salaries for 2025.
In January 2026, the Compensation Committee set the 2026 base salaries for our executive officers. The Committee considered our Company’s performance in 2025, including our commercial operations, clinical trial progress of our drug candidates, job performance, internal pay alignment and equity, marketplace competitiveness and the 2026 peer group data in determining the base salaries for 2026. The following table sets forth the 2025 and 2026 base salaries and the salary increases that became effective on January 25, 2026 for our named executive officers listed in the Summary Compensation Table.

Name	2025 Base Salary	2026 Increase	2026 Base Salary
William J. Meury	$1,250,000	4.00%	$1,300,000
Pablo J. Cagnoni	$968,760	3.22%	$1,000,000
Mohamed Issa	$700,000	3.57%	$725,000
Steven H. Stein	$837,006	3.34%	$865,000
Thomas Tray(1)	$359,361	18.27%	$425,000
Hervé Hoppenot(2)	$1,395,732	—%	$—
Christiana Stamoulis(3)	$739,269	—%	$—
(1)Mr. Tray was appointed as our Principal Financial Officer in September 2025.
(2)Mr. Hoppenot retired as our President and Chief Executive Officer in June 2025.
(3)Ms. Stamoulis resigned as our Chief Financial Officer in September 2025.

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Proposal 2 Advisory Vote to Approve Executive Compensation
Annual Incentive Compensation Plan
Each year, we establish an incentive compensation plan that provides for cash incentive awards for all of our eligible employees. The plans have been designed to pay for performance by aligning incentive awards for each participant with an evaluation of our achievement of corporate objectives. Our Compensation Committee believes that measuring and rewarding achievements from all functions – including functions such as discovery, development, technical operations and business development, whose efforts take a much longer time to make an impact on our top-line revenue or on our stock price – helps ensure that we are properly incentivizing the collective efforts that lead not only to successful current commercial performance but also critically set the stage for future growth and long-term sustained success.
These corporate objectives are approved by the independent members of our Board based on the recommendations of the Compensation Committee and, for individuals other than our CEO, the achievement of individual business objectives for the applicable year. Eligibility to participate in the plans and actual award amounts are not guaranteed and are determined, in the case of our executive officers, at the discretion of the Compensation Committee. After the completion of each year, the Compensation Committee reviews with our CEO the level of achievement of the corporate objectives under the plan and determines the size of the overall bonus pool for awards. The Compensation Committee, with input from our CEO with respect to our other executive officers, may use discretion to determine the bonus amount for each executive officer.
Incentive awards for our executive officers, as set forth in the table below under the heading “Incentive Awards for Named Executive Officers,” were approved by the Compensation Committee and paid in 2026 pursuant to our 2025 incentive compensation plan. Target incentive award amounts for each participant were based on the participant’s potential impact on our operating and financial results and on market competitive pay practices.
Annual Incentive Compensation Plan—2025 Corporate Performance Objectives
Corporate performance objectives for 2025 were based on achievement of the objectives in the following categories: discovery, clinical development, ESG and global commercial, with business development objectives providing additional bonus opportunities.

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Proposal 2 Advisory Vote to Approve Executive Compensation
Threshold, target and outperform achievement levels were established for each corporate objective, with potential payouts ranging from 0% to 150% based on the level of achievement of those performance levels. Bonus objectives included an extra 15% for Clinical Development, an extra 10% for Global Commercial and an extra 5% for Business Development. Collectively, the bonus opportunities allowed for potential payouts of up to an additional 30 percentage points for extraordinary achievements beyond core objectives. At the time the corporate performance objectives for 2025 were set, the Compensation Committee and management believed that achievement of the target levels of performance would be challenging and would require significant effort and skill, positive preclinical study and clinical trial results and continued strong commercial performance. In early 2026, the Compensation Committee evaluated the achievement of the 2025 corporate performance objectives and determined that incentive awards under our 2025 incentive compensation plan should be based upon an achievement score of 138.6% of the target level of corporate performance objectives. The various objective categories, target payouts and actual payouts are listed in the table below.

Objectives	Target %	Payout %
Discovery	15	15
Clinical Development	35	52.5
Development Bonus Opportunities		10
Global Commercial	48	59.1
ESG	2	2
Total	100	138.6
Discussion of 2025 Performance Objectives and Achievements
Discovery
Our discovery goals at target level were worth 15 points. In 2025, we achieved many of our discovery goals, including two of our higher priority discovery goals, which spanned our small molecule and biologics programs, resulting in target level achievement of 15 points. While we do not disclose details about our discovery efforts due to potential competitive concerns, our efforts led to one Investigational New Drug (“IND”) application and one Clinical Trial Authorisation (“CTA”), as well as the nomination of certain development candidates and the achievement of proof-of-mechanism for certain compounds.
Clinical Development
Our clinical development goals at target level were worth 35 points. In 2025, we achieved most of our clinical development goals, including four of our higher priority development goals, related to advancing our clinical pipeline across hematology, oncology and inflammation and IAI, resulting in outperform level achievement of 52.5 points. We also achieved one clinical development bonus opportunity, resulting in 10 additional points. The highlights are listed below:
HEMATOLOGY
In June 2025, tafasitamab was approved by the FDA for relapsed/refractory FL in the U.S. In November 2025, we submitted our response to the complete response letter (“CRL”) for ruxolitinib XR to the FDA. In November 2025, we received health authority feedback for mutCALR in ET. During 2025, we did not achieve our clinical development goals of initiating a registrational study for our BET inhibitor in MF, given the decision to pause further development of the asset, or meeting the specified timing for obtaining Phase 3 results for tafasitamab in first-line DLBCL.
ONCOLOGY
In August 2025, we initiated a Phase 2 single-arm study for our CDK2 inhibitor in PROC. In September 2025, we received health authority feedback for TGFβR2xPD-1 in MSS CRC. In May 2025, we submitted the Marketing Authorisation Application (“MAA”) for retifanlimab in SCAC in Europe. In May 2025, we achieved FDA approval for retifanlimab in SCAC in the U.S. In addition, we achieved one clinical development bonus goal, worth 10 points, related to the initiation of a registrational study for TGFβR2xPD-1 by year end 2025.
INFLAMMATION AND AUTOIMMUNITY
In March 2025, we achieved positive Phase 3 results for povorcitinib in HS. In November 2025, we completed specific enrollment thresholds for our Phase 3 studies of povorcitinib in PN. In September 2025, we achieved the FDA approval of ruxolitinib cream in pediatric patients with AD in the U.S. During 2025, we did not achieve our goal of submitting a Supplemental New Drug Application (“sNDA”) for ruxolitinib cream for PN.

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Proposal 2 Advisory Vote to Approve Executive Compensation
Global Commercial
Our global commercial net sales goals at target level were worth a combined 48 points, consisting of 40 points for our U.S. commercial business and 8 points for our international commercial business.
Our U.S. commercial net sales goals resulted in the achievement of 49.5 points and consisted of net sales goals for Jakafi, Niktimvo and Monjuvi on a combined basis, and Opzelura. Our Jakafi net sales goal, which was worth 20 points at target level, resulted in 29.3 points, as our U.S. total net sales of Jakafi of $3.093 billion exceeded our target level of $2.975–$3.000 billion. Our net sales goal for Niktimvo and Monjuvi on a combined basis, which was worth 3 points at target level, resulted in 4.5 points, as our combined total U.S. net sales of Niktimvo and Monjuvi of $251 million exceeded our outperform level of $200 million. Our Opzelura net sales goal, which was worth 17 points at target level, resulted in 15.7 points, as our U.S. total net sales of Opzelura of $548 million exceeded our threshold level of $510 million but fell short of our target level of $565 million.
Our international net sales goal, which was worth 8 points at target level and was based on total net non-U.S. sales of our products, resulted in 9.6 points, as our international net sales of $322 million exceeded our target level of $310.5 million.
ESG
Our ESG goals at target level were worth 2 points. In 2025, we achieved both of our ESG goals, which were based on our quantification of relevant scope 3 greenhouse gas emissions and the percentage of our employees and contractors completing cybersecurity awareness trainings, resulting in target level achievement of 2 points.
Incentive Awards for Named Executive Officers
The following table sets forth the incentive awards under our 2025 incentive compensation plan for our named executive officers other than Ms. Stamoulis, who did not receive a 2025 bonus award.

Name	Year-End Salary (A) x	Target Bonus (B) x	Overall Multiplier (C) =	Bonus Award (D)
William J. Meury(1)	$643,836	100%	(1)	$1,300,000
Hervé Hoppenot(2)	$673,010	110%	138.6%	$1,026,072
Pablo J. Cagnoni	$968,760	75%	138.6%	$1,007,027
Steven H. Stein	$837,006	60%	138.6%	$696,054
Mohamed Issa	$700,000	55%	138.6%	$533,610
Thomas Tray	$359,361	30%	138.6%	$149,423
(1)In January 2026, the Compensation Committee determined Mr. Meury’s bonus based on 2025 Company performance and individual contributions, with primary consideration given to achievement against pre-established incentive compensation plan objectives and overall commercial, research and development, and operational results. Based on strong performance against these objectives, the significant impact of Mr. Meury’s leadership during his initial year, and the Company’s strong stock price performance during this period, the Committee exercised its discretion in determining the final award.
(2)Mr. Hoppenot’s year-end salary used to determine his bonus award was prorated for months worked in 2025.
Annual Incentive Compensation Plan—2026 Corporate Performance Objectives
In January 2026, the independent members of our Board, based on the recommendations of the Compensation Committee, approved corporate objectives for our 2026 incentive compensation plan. Under this plan, the funding targets for executive officers remain the same as for 2025 except for Mr. Meury and Mr. Issa whose targets were increased to 110% and 60%, respectively. Corporate performance objectives for 2026 are based on achievement of top- and bottom-line financial goals (product sales and operating expenses) and research and development goals.

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Proposal 2 Advisory Vote to Approve Executive Compensation
Threshold, target, outperform and maximum achievement levels were established for each corporate objective, with potential payouts ranging from 0% to 200% based on the level of achievement of those performance levels.
The Committee and management believe that achievement of the target levels of performance will be difficult and challenging, but achievable with significant effort and skill, favorable preclinical study and clinical trial results and continued strong commercial performance.
Equity-Based Incentive Awards
The Compensation Committee administers equity-based incentive awards, such as stock option grants, RSUs and performance shares, that are made to our executive officers under our 2010 Stock Incentive Plan. The Compensation Committee believes that by providing individuals with substantial responsibility for our management and growth with the opportunity to increase their ownership of our stock closely aligns the interests of our shareholders and executive officers. Therefore, executive officers are eligible to receive equity-based incentive awards when the Compensation Committee performs its annual review, or at other times in recognition of exceptional achievements. As with the determination of base salary and initial equity awards, the Compensation Committee reviews all components of an executive officer’s compensation when determining annual equity awards to ensure that total compensation aligns with our overall compensation philosophy and objectives.
Under our 2010 Stock Incentive Plan, we may grant stock options, restricted shares, performance shares, RSUs or stock appreciation rights.
In 2025, our U.S.-based executive officers, including our named executive officers listed in the Summary Compensation Table (other than Mr. Tray), received annual equity awards in the form of stock options, performance shares and RSUs. For these executive officers, performance shares represented 50% of total grant date target value (60% for Mr. Meury and Mr. Hoppenot), stock options represented 30% (20% for Mr. Meury and Mr. Hoppenot) and RSUs represented 20%. Mr. Tray received stock options representing 33% and RSUs representing 67% of the total grant date target value of his 2025 annual equity awards. Our non-U.S.-based executive officers received performance shares representing 50% and RSUs representing 50% of the total grant date target value of their 2025 annual equity awards. For 2026, the annual equity award mix for our U.S. and non-U.S.-based executive officers will remain the same. Mr. Hoppenot, our former President and CEO, received annual equity awards in 2025 with a total grant date target value of $2,000,000. Mr. Meury received annual equity awards in 2025 with a total grant date target value of $12,000,000 in connection with the commencement of his employment as our CEO. For other executive officers, the total grant date target values of 2025 annual equity awards ranged between $1,500,000 and $6,000,000. For 2026, Mr. Meury will be eligible to receive equity awards with a total grant date target value of $14,500,000. The total grant date target value of 2026 annual equity awards for our other executive officers will range from $460,000 to $6,000,000. All of these awards are inherently at-risk:
•Stock options are performance based because they deliver value to our executive officers only if our shareholders benefit from stock price appreciation. In addition, with a ten-year term and a four-year vesting period, stock options align with the time required for the discovery, development and commercialization of new medicines. The Compensation Committee believes that stock options align executives’ interests with the long-term interests of our Company and our shareholders and reinforce our view that Incyte’s future growth will be driven by innovation, our discovery and development pipeline, demand for our products and strong commercial execution.

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Proposal 2 Advisory Vote to Approve Executive Compensation
•Performance shares are not earned unless pre-determined performance goals are met.
•RSU awards grow or decline in value based on stock price, also linking executive officers’ compensation to the value delivered to shareholders.
The Management Equity Award Committee determined that the performance share awards granted in July 2025 are based solely on our relative total shareholder return (“TSR”) performance compared to the TSR of companies in a fixed peer group comprised of 43 Nasdaq Biotechnology Index (“NBI”) and other non-U.S.-traded biopharmaceutical companies with market capitalizations generally between $4 billion and $100 billion as of January 1, 2025, the beginning of the three-year performance period. The Committee believes that these performance share awards align our executive officers’ interests more closely with our stock performance and the value ultimately delivered to shareholders.
To calculate our relative TSR performance, cumulative TSR over the three-year performance period is calculated for the Company and each peer group company and our discrete percentile rank is then determined. The multiplier used to determine the number of earned performance shares may range from 50% to 200%, with a threshold achievement level at the 25th percentile required to earn any performance shares, target performance at the 50th percentile and a ceiling achievement level at the 90th percentile. If the Company’s performance exceeds the 50th percentile but relative TSR is negative on an absolute basis over the three-year performance period, the multiplier is capped at 100% regardless of relative performance. Any performance shares earned vest in full on the third anniversary of the grant date, subject to the recipient’s continued service.
For the performance share awards to be granted in July 2026, such awards will be based solely on our relative TSR performance compared to the TSR of companies in a fixed peer group comprised of NBI and other non-U.S.-traded biopharmaceutical companies with market capitalizations generally between $3 billion and $100 billion as of January 1, 2026, the beginning of the three-year performance period, with two changes from the peer group used for the July 2025 awards. The TSR fixed peer groups used for both the 2025 and 2026 performance share awards include all companies in the respective peer groups used by the Compensation Committee for market reference purposes, as discussed above under “Market Reference Data.”
2022 Performance Share Awards
In early 2025, the Compensation Committee evaluated the final achievement of the objectives relating to the performance shares granted in July 2022 to our U.S.-based executive officers and determined that the shares were earned at an aggregate level of 110.7%. Forty percent of the performance shares had a product revenue objective that was achieved by such product revenues (adjusted to exclude any price variances) reaching the target level of $3.5 billion for 2024. Forty percent of the performance shares were associated with the approval of NDAs/sNDAs or MAAs during the three-year performance period ending in December 2024 and were achieved at the 112.5% level, in excess of the target level of four such approvals. Ten percent of the performance shares were tied to the initiation of first in human clinical trials during the performance period and were achieved at the 117% level due to exceeding the target level of initiating six such trials. The remaining ten percent of the performance shares, which were tied to the relative performance of the Company’s stock to the NBI during the performance period, measured as a percentile compared to the aggregate performance over the same period of companies that made up the NBI as of January 1, 2022 (with no changes to the comparator group during the performance period other than removing and not replacing any delisted or suspended companies), were achieved at the 140% level as a result of the Company’s stock showing in the 70th percentile. The earned shares vested on July 2, 2025, the third anniversary of the grant date, subject to the holder’s continued service through that date.
2021 Executive Team Retention Awards
In November 2021, the Compensation Committee approved retention awards for members of our executive leadership team, which includes all of our executive officers, other than our CEO. The objective of the awards was to retain the leadership team through our company’s pivotal period and successful commercialization of Opzelura through this period. Fifty percent of the approval date target value was granted in the form of performance shares on December 1, 2021 and the remaining 50% of the approval date target value was granted in the form of RSUs on January 1, 2022. As a result of these retention awards, no outstanding merit grants were made to any executive officer in January 2022. The performance shares became earned based on triggers tied to global revenue of Opzelura from January 2024 to December 2024. Depending on revenue actually achieved, the payout on these performance shares could have varied from 0% to 150% of target. The performance shares, if earned, were subject to four-year cliff vesting. The RSUs were also subject to four-year cliff vesting. The range of total approval date target values of these retention awards was $500,000 to $4,000,000.

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Proposal 2 Advisory Vote to Approve Executive Compensation
In early 2025, the Management Equity Award Committee evaluated the final achievement of the global product revenues of Opzelura objective relating to the performance shares granted in December 2021 and determined that the shares were earned at an aggregate level of 123.0% due to Opzelura revenue exceeding the target level of $430 million. The earned shares vested on December 1, 2025, the fourth anniversary of the grant date, subject to the holder’s continued service through that date.
Termination-Based Compensation
Our executive officers are parties to employment agreements and offer letters, as described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.” These employment agreements and offer letters provide for severance payments and acceleration of vesting of equity-based awards upon termination of employment under certain circumstances. In general, the employment agreements provide for severance benefits if an officer’s employment is terminated within 24 months following a change in control. In October 2025, our Compensation Committee adopted an Executive Severance Plan for certain of our executive officers, as described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.” The plan provides for severance benefits to participants following a qualified termination. Our severance plan and our executive employment agreements are designed both to attract executives, as we compete for talented employees in a marketplace where such protections are routinely offered, and to retain executives and provide continuity of management in the event of an actual or threatened change in control.
New Executive Compensation Arrangements
In connection with Mr. Meury’s appointment as our President and CEO in June 2025, we entered into an offer letter and employment agreement with Mr. Meury. As described above under “Our Equity Grant Practices” and “Key Elements of Executive Compensation—Equity-Based Incentive Awards,” Mr. Meury was entitled to an initial annual base salary of $1,250,000, participated in our 2025 incentive compensation plan, and received a series of equity awards. Mr. Meury also received certain termination and change in control compensation arrangements, as described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Agreements with Our Chief Executive Officer.”
In connection with his appointment as our Executive Vice President, Head of U.S. Oncology, effective January 6, 2025, Mr. Issa was entitled to an initial annual base salary of $700,000 and to participate in our annual incentive compensation plan with a funding target for a cash bonus under such plan of 55% of his annual base salary. As an inducement material to his employment with us and as a make-whole grant to compensate Mr. Issa for compensation opportunities forfeited upon departure from his prior employer, Mr. Issa was entitled to receive upon commencement of his employment an equity award of time-based RSUs with an aggregate grant date value of $3,500,000, and, on June 30, 2025 and subject to Mr. Issa’s continued employment, an additional equity award of time-based RSUs with an aggregate employment date value of $2,000,000. The RSUs vest as to 25% of the shares subject to the RSUs on each of the first four anniversaries of Mr. Issa’s employment date. In addition, as an inducement material his employment with us and as a make-whole payment to compensate Mr. Issa for compensation opportunities forfeited upon departure from his prior employer, Mr. Issa is entitled to receive a cash bonus equal to $3,700,000, payable in three installments as follows: $1,000,000 was paid within 30 days of his employment start date, $1,700,000 is payable on the first anniversary of his employment start date and $1,000,000 is payable on the second anniversary of his employment start date, with the latter two payments subject to Mr. Issa’s continued employment as of the respective payment dates. Should Mr. Issa voluntarily resign or if we terminate his employment for cause, in each case within one year following the applicable payment date for each installment of the cash bonus, Mr. Issa shall repay, on the date of such employment termination, that portion of the applicable bonus installment payment on a pro-rated basis, based on the number of days remaining in such one-year period as of the date Mr. Issa’s employment terminates.
Other Compensation
All our full-time employees, including our executive officers, may participate in our health programs, such as medical, dental and vision care coverage, and our 401(k) and life and disability insurance programs. These benefits are designed to provide our executive officers and eligible employees with a competitive total compensation package that enables us to attract and retain qualified personnel.

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Proposal 2 Advisory Vote to Approve Executive Compensation
Compensation Committee Report
This report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference into a document filed under such Acts.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with our management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Compensation Committee Jean-Jacques Bienaimé (Chair) Julian C. Baker Paul J. Clancy

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Proposal 2 Advisory Vote to Approve Executive Compensation
Named Executive Officers
The Summary Compensation Table, Grants of Plan-Based Awards Table and the tables that follow provide compensation information for our named executive officers, including William J. Meury, our Chief Executive Officer, Hervé Hoppenot, our former President and Chief Executive Officer, Thomas Tray, our Vice President, Chief Accounting Officer and Principal Financial Officer, Christiana Stamoulis, our former Chief Financial Officer, and Pablo J. Cagnoni, Steven H. Stein and Mohamed Issa.
Our named executive officers’ total compensation for 2025 as determined under the rules of the SEC is set forth in the following table under the caption “Total.”
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
William J. Meury(4) Chief Executive Officer	2025	647,260	—		27,509,657	2,573,998		1,300,000	55,037	32,085,952
Hervé Hoppenot(5) Former President and Chief Executive Officer	2025	1,392,499	—		1,971,975	1,694,034	(6)	1,026,072	295,945	6,380,525
	2024	1,344,707	—		10,543,489	3,315,223		2,202,829	53,298	17,459,546
	2023	1,291,929	—		9,334,654	4,425,053		1,554,703	53,187	16,659,526
Pablo J. Cagnoni(7) President and Global Head of Research and Development	2025	966,516	—		4,952,378	1,815,159		1,007,027	97,881	8,838,961
	2024	933,344	—		4,463,962	1,404,291		1,042,470	60,232	7,904,299
	2023	517,808	737,362	(8)	14,089,823	450,377		735,750	39,183	16,570,303
Mohamed Issa(9) Executive Vice President and Head of U.S. Commercial	2025	690,411	1,000,000	(10)	7,870,118	450,983		533,610	47,660	10,592,782
Steven H. Stein Executive Vice President, Chief Medical Officer and Head of Late-stage Development	2025	835,067	—		3,466,675	1,270,592		696,054	35,784	6,304,172
	2024	806,406	—		3,124,735	1,295,829		720,553	32,305	5,979,828
	2023	775,580	—		2,925,757	1,386,951		508,549	31,256	5,628,093
Christiana Stamoulis(11) Former Executive Vice President and Chief Financial Officer	2025	520,839	—		3,136,468	1,149,588		—	129,655	4,936,550
	2024	712,242	—		2,827,129	1,172,420		636,414	49,552	5,397,757
	2023	684,288	—		2,647,095	1,254,863		449,166	49,073	5,084,485
Thomas Tray(12) Vice President, Chief Accounting Officer and Principal Financial Officer	2025	358,189	—		305,897	154,623		149,423	22,236	990,368
(1)Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of stock awards and option awards granted in the respective fiscal years, as determined in accordance with ASC 718. The reported amounts for 2023, 2024 and 2025 include the grant date fair value of awards of performance shares, RSUs and stock options. Additional information with respect to 2025 awards of performance shares, RSUs and stock options is set forth in the “2025 Grants of Plan-Based Awards” table below.
(2)Amounts listed in this column represent bonuses paid under the annual incentive compensation plan for each of the respective years. These amounts are not reported in a separately identified Bonus column because the awards are tied to corporate performance objectives.

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Proposal 2 Advisory Vote to Approve Executive Compensation
(3)Amounts listed in this column represent the following payments:

Name	Year	Life Insurance Premiums ($)	Financial Planning Services ($)(a)	Statutory Fee for Serving as Director of EU Subsidiary ($)	Travel Reimbursement and Housing Allowance ($)(a)(b)	401(k) Matching Contributions ($)	Paid Time Off Payout ($)
William J. Meury	2025	2,451	—	—	31,586	21,000	—
Hervé Hoppenot	2025	10,052	23,125 (8,125)	2,200	—	18,999	241,569
	2024	7,524	23,061 (8,061)	4,400	—	18,313	—
	2023	7,524	22,948 (7,948)	4,400	—	18,315	—
Pablo J. Cagnoni	2025	7,524	10,995 (5,095)	—	58,362 (27,045)	21,000	—
	2024	7,524	5,425 (1,700)	—	26,583 (8,331)	20,700	—
	2023	4,305	4,366 (1,366)	—	13,712 (4,290)	16,800	—
Mohamed Issa	2025	1,125	25,535 (11,935)	—	—	21,000	—
Steven H. Stein	2025	4,902	5,482 (1,697)	4,400	—	21,000	—
	2024	4,902	2,303 (713)	4,400	—	20,700	—
	2023	4,902	2,154 (667)	4,400	—	19,800	—
Christiana Stamoulis	2025	3,598	7,127 (2,320)	—	21,871 (7,294)	21,000	76,059
	2024	2,622	4,576 (1,526)	—	21,654 (7,115)	20,700	—
	2023	2,622	8,327 (2,577)	—	18,324 (5,656)	19,800	—
Thomas Tray	2025	1,236	—	—	—	21,000	—
(a)Amounts in this column are inclusive of tax gross-up payments. The amount of the specific tax gross-ups are detailed in the parentheses next to the total amount.
(b)Amounts in this column constitute reimbursement for travel expenses or housing allowances pursuant to employment arrangements between the Company and Mr. Meury, Dr. Cagnoni and Ms. Stamoulis.
(4)Mr. Meury joined the Company as President and Chief Executive Officer in June 2025.
(5)Mr. Hoppenot retired as the Company’s President and Chief Executive Officer in June 2025.
(6)This amount includes the incremental fair value, computed as of the December 11, 2025 modification date in accordance with ASC 718, resulting from the Compensation Committee’s action in December 2025 to amend certain stock options granted in 2016 to affected individuals, including Mr. Hoppenot, to allow for an automatic net exercise of such options on their January 2026 expiration date (which date was during a stock trading blackout period) in order to prevent forfeiture.
(7)Dr. Cagnoni joined the Company as President, Research and Development in May 2023.
(8)This amount represents the signing relocation bonus of $500,000, grossed up for taxes, Dr. Cagnoni received in connection with the commencement of his employment.
(9)Mr. Issa joined the Company as Executive Vice President, Head of U.S. Oncology in January 2025.
(10)This amount represents the sign-on and make-whole bonus Mr. Issa received in connection with the commencement of his employment. The make-whole portion of this bonus was intended to compensate Mr. Issa for compensation opportunities forfeited upon departure from his prior employer. See the section entitled “—Compensation Discussion and Analysis—New Executive Compensation Arrangements” above.
(11)Ms. Stamoulis resigned as the Company’s Chief Financial Officer in September 2025.
(12)Mr. Tray was appointed as the Company’s Principal Financial Officer in September 2025.

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Proposal 2 Advisory Vote to Approve Executive Compensation
2025 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Equity Incentive Plan Awards Shares				All Other Stock Awards: Number of Shares of Stocks or Units		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William J. Meury(4)		485,445	647,260	970,890
	06/26/2025										110,630	(5)	70.81	2,573,998
	07/02/2025				—	125,000	500,000	(6)						15,772,500
	07/02/2025				54,152	108,303	216,606	(7)						9,276,152
	07/02/2025								36,101	(8)				2,461,005
Hervé Hoppenot(9)		853,356	1,137,808	1,706,711
	01/17/2025										55,510	(10)	71.93	1,258,171
	06/26/2025										18,438	(11)	70.81	428,997
	01/07/2016										20,195	(15)	95.76	6,866
	06/26/2025				9,025	18,050	36,100	(12)						1,545,982
	06/26/2025								6,016	(13)				425,993
Pablo J. Cagnoni		544,928	726,570	1,089,855
	01/17/2025										40,289	(10)	71.93	913,178
	07/15/2025										39,471	(11)	68.25	901,981
	07/15/2025				21,923	43,846	87,692	(12)						3,755,409
	07/15/2025								17,538	(13)				1,196,969
Mohamed Issa		288,750	385,000	577,500
	01/06/2025								48,671	(8)				3,499,932
	06/30/2025								27,812	(14)				1,893,997
	07/15/2025										19,735	(11)	68.25	450,983
	07/15/2025				10,962	21,923	43,846	(12)						1,877,705
	07/15/2025								8,769	(13)				598,484
Steven H. Stein		376,652	502,203	753,305
	01/17/2025										28,202	(10)	71.93	639,221
	07/15/2025										27,629	(11)	68.25	631,371
	07/15/2025				15,346	30,692	61,384	(12)						2,628,770
	07/15/2025								12,277	(13)				837,905
Christiana Stamoulis		234,378	312,504	468,756
	01/17/2025										25,516	(10)	71.93	578,338
	07/15/2025										24,998	(11)	68.25	571,250
	07/15/2025				13,885	27,769	55,538	(12)						2,378,415
	07/15/2025								11,107	(13)				758,053
Thomas Tray		80,856	107,808	161,712
	01/17/2025										3,432	(10)	71.93	77,790
	07/15/2025										3,362	(11)	68.25	76,833
	07/15/2025								4,482	(13)				305,897
(1)The target amounts shown reflect our annual incentive plan awards originally provided under the 2025 incentive compensation plan and represent the pre-established target awards as a percentage of base salary for the 2025 fiscal year, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance. Actual award amounts are not guaranteed and are determined at the discretion of the Compensation Committee, which may consider an individual’s performance during the period. For additional information, please refer to the section above titled “—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Annual Incentive Compensation Plan.” Actual 2025 incentive compensation plan payouts are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)The threshold amounts shown illustrate the smallest payout that can be made under the 2025 incentive compensation plan if all of the pre-established performance objectives are achieved at the minimum achievement level. The target amounts shown are the payouts that can be made if all of the pre-established performance objectives have been achieved at the target achievement level and, as noted in footnote 1, correlate to the pre-established target awards as a percentage of base salary. The maximum amounts shown are the greatest payouts that can be made under the plan. Actual awards may be more or less than these amounts and, as noted in footnote 1, are at the discretion of the Compensation Committee. For additional information, please refer to the section above titled “—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Annual Incentive Compensation Plan.”

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Proposal 2 Advisory Vote to Approve Executive Compensation
(3)Represents the aggregate fair value of stock and option awards computed as of the grant date of each performance share, RSU or option award in accordance with ASC 718, rather than amounts paid to or realized by the named individual. There can be no assurance that options will be exercised (in which case no value will be realized by the individual), that the value on exercise of options will approximate the compensation expense we recognize, or that the price of our common stock when RSUs vest and if and when performance shares vest will equal or exceed the price of our common stock on the date of the applicable RSU or performance share award. The grant date fair values of performance shares were calculated by multiplying the closing price of our common stock on the grant date by the target number of shares payable if the performance targets for those shares are achieved at the target level of 100%.
(4)Mr. Meury joined the Company as President and Chief Executive Officer in June 2025.
(5)Represents options granted under the Company’s 2024 Inducement Stock Incentive Plan (the “2024 Inducement Plan”) that become exercisable as to one fourth of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” below.
(6)Represents a one-time sign-on performance share award with a target number of 125,000 shares of common stock granted to Mr. Meury under the 2024 Inducement Plan in connection with the commencement of his employment with the Company. The performance shares can be earned at 0-400% of target based on actual stock price performance (subject to a maximum of 500,000 shares of common stock that can be issued under the performance share award if all performance criteria are satisfied within the six-year performance period). Shares can be earned in four equal tranches based on achievement of significant sustained stock price appreciation against a target stock price hurdle for each tranche. The performance shares are subject to service vesting conditions, with service vesting on the later of the first anniversary of the grant date and the achievement of the applicable stock price hurdle, and, upon performance and service vesting, will settle on an extended basis through the issuance of common stock for an applicable tranche between the third and sixth anniversaries of Mr. Meury’s hiring date. Vesting of the performance shares is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” below.
(7)These awards represent performance shares granted under the 2024 Inducement Plan. The actual number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by a performance percentage multiplier ranging from 0% to 200% based on the actual relative TSR performance goal achieved, as certified by the Compensation Committee. The performance period will end December 31, 2027 and achievement of outperform, distinguish, target and threshold levels will result in a percentage multiplier of 200%, 150%, 100% and 50%, respectively, with achievement below threshold level resulting in a percentage multiplier of 0%. The shares, if earned, will vest on the third anniversary of the grant date, subject to the holder’s continued service through such date. Vesting of the performance shares is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” below. For additional information, please refer to the section above titled “—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Equity-Based Incentive Awards.”
(8)Represents RSUs granted under the 2024 Inducement Plan that will vest in equal installments on each of the first four anniversaries of the grant date, subject to the holder’s continued service through such dates. Vesting of the RSUs is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” below.
(9)Mr. Hoppenot retired as the Company’s President and Chief Executive Officer in June 2025.
(10)Represents options granted under the 2010 Stock Incentive Plan that became exercisable as to one fourth of the shares on the first anniversary of the vesting commencement date of July 15, 2024, with the remaining shares vesting ratably each month thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” below.
(11)Represents options granted under the 2010 Stock Incentive Plan that become exercisable as to one fourth of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” below.
(12)These awards represent performance shares granted under the 2010 Stock Incentive Plan. The actual number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by a performance percentage multiplier ranging from 0% to 200% based on the actual relative TSR performance goal achieved, as certified by the Compensation Committee. The performance period will end December 31, 2027 and achievement of outperform, distinguish, target and threshold levels will result in a percentage multiplier of 200%, 150%, 100% and 50%, respectively, with achievement below threshold level resulting in a percentage multiplier of 0%. The shares, if earned, will vest on the third anniversary of the grant date, subject to the holder’s continued service through such date. Vesting of the performance shares is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” below. For additional information, please refer to the section above titled “—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Equity-Based Incentive Awards.”
(13)Represents RSUs granted under the 2010 Stock Incentive Plan that will vest in equal installments on each of the first four anniversaries of the grant date, subject to the holder’s continued service through such dates. Vesting of the RSUs is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” below.

42	Proxy Statement 2026

Proposal 2 Advisory Vote to Approve Executive Compensation
(14)Represents RSUs granted under the 2024 Inducement Plan that will vest in equal installments on each of the first four anniversaries of the vesting commencement date of January 6, 2025, subject to the holder’s continued service through such dates. Vesting of the RSUs is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” below.
(15)This award represents the incremental fair value, computed as of the December 11, 2025 modification date in accordance with ASC 718, resulting from the Compensation Committee’s action in December 2025 to amend certain stock options granted in 2016 to affected individuals, including Mr. Hoppenot, to allow for an automatic net exercise of such options on their January 2026 expiration date (which date was during a stock trading blackout period) in order to prevent forfeiture.
Employment Contracts, Termination of Employment and Change-in-Control Arrangements
We have entered into agreements that may require us to make payments or provide benefits to certain of our named executive officers in connection with specified terminations of employment. The amount and type of compensation payable to each of these named executive officers upon termination of employment under various circumstances and upon a change in control are described below.
Equity Awards
In April 2014, the Compensation Committee and the Management Stock Option Committee, a subcommittee of the Compensation Committee, approved amendments to outstanding employee stock option and RSU agreements and to the forms of agreements for future employee stock options and RSUs to provide that, in the event of a change in control of the Company, (i) if the successor corporation does not assume or substitute comparable awards for all outstanding employee options and RSUs, then as of the date of completion of the change in control transaction, the vesting of such options and RSUs shall be accelerated in full, and (ii) if outstanding options and RSUs are assumed or replaced by comparable awards by the successor corporation and within one year after the change in control, an equity awardee’s service as an employee is terminated without cause or due to constructive termination, then the vesting of such person’s assumed or substituted options and RSUs shall be accelerated in full. Performance share awards made in and after 2018 contain provisions that will result in accelerated vesting in the event of a change in control similar to that for outstanding options and RSUs. Performance share awards made in and after 2020 further provide that, in connection with a change in control vesting event, the awards are deemed to be earned at the actual level of achievement or, if the target level is greater, at the target level.
Executive Severance Plan
In October 2025, the Compensation Committee approved an Executive Severance Plan to provide certain severance benefits to selected executives, including Dr. Cagnoni, Mr. Issa and Dr. Stein.
The severance plan provides that in the event of a “qualifying termination” of the executive’s employment by the Company other than for cause or disability, or by the participant for good reason (which includes material diminishment in responsibilities, authority or duties or a material reduction in salary), we will pay the executive an amount equal to the sum of the executive’s current annual base salary and the executive’s current target annual cash bonus for the year in which the qualifying termination occurs. In addition to the cash severance, participants may continue participation in certain health and insurance benefits at the Company’s expense for a period of time and receive outplacement assistance. Payment of the cash amounts and provision of the benefits upon termination of employment are subject to the participant’s compliance with non-competition, non-solicitation and non-disparagement covenants that extend for 12 months from termination of employment, as well as confidentiality and litigation and regulatory cooperation obligations.
If a participant can receive greater benefits under another agreement with the Company upon a Qualifying Termination, then the participant shall receive such benefits in lieu of benefits under the severance plan. The severance plan does not apply during the 24-month period following the occurrence of a change in control if the participant is covered by an employment agreement with the Company that provides severance benefits during such period.

Proxy Statement 2026	43

Proposal 2 Advisory Vote to Approve Executive Compensation
Agreements with Our Chief Executive Officer
In connection with his appointment as our President and CEO in June 2025, we entered into an offer letter and employment agreement with Mr. Meury.
Pursuant to the offer letter, Mr. Meury was entitled to an initial annual base salary of $1,250,000 and participated in the Company’s annual incentive compensation plan with a funding target for a cash bonus under such plan of 100% of his annual base salary, and with such bonus to be pro-rated for 2025. Mr. Meury’s base salary is reviewed annually by the Compensation Committee. Future bonuses under the annual incentive compensation plan will be determined by the Compensation Committee in its discretion based on the achievement of performance goals to be determined annually by the Board. Pursuant to the offer letter, Mr. Meury received the following equity awards: (i) a regular annual equity award of time-based RSUs for 36,101 shares of common stock, which vests as to 25% of the shares subject to the RSUs on each of the first four anniversaries of the grant date, (ii) a regular annual equity award of options to purchase 110,630 shares of common stock, which will vest over four years, with 25% vesting on the first anniversary of the grant date and the remaining options vesting in equal monthly installments over the subsequent 36 months, and (iii) a regular annual equity award of performance shares for a target number of 108,303 shares of common stock, which cliff vest on the third anniversary of the grant date, are subject to the same terms as those issued to the Company’s other executive officers in mid-July 2025 in connection with the Company’s annual equity award grants, and can be earned at 0-200% of target based on the Company’s relative TSR performance over a three-year performance period beginning on January 1, 2025 as compared to the TSR of companies in the same fixed peer group that is used for the Company’s July 2025 annual performance share awards to its other executive officers. Pursuant to the offer letter, Mr. Meury also received a one-time sign-on performance share award with a target number of 125,000 shares of common stock, which can be earned at 0-400% of target based on actual stock price performance (subject to a maximum of 500,000 shares of common stock that can be issued under the performance share award if all performance criteria are satisfied within the six-year performance period). Shares can be earned in four equal tranches based on achievement of significant sustained stock price appreciation against a target stock price hurdle for each tranche. The performance shares are subject to service vesting conditions, with service vesting on the later of the first anniversary of the grant date and the achievement of the applicable stock price hurdle, and, upon performance and service vesting, will settle on an extended basis through the issuance of common stock for an applicable tranche between the third and sixth anniversaries of Mr. Meury’s hiring date. We have not publicly disclosed the specific stock price hurdles for Mr. Meury’s sign-on award because we believe advance disclosure of the thresholds could cause significant competitive harm to our business. Mr. Meury also received certain relocation and commuting benefits.
Voluntary Termination Without Good Reason Prior to a Change in Control. If Mr. Meury voluntarily terminates his employment with us other than for good reason and other than in the 24-month period following a change in control (the “Change in Control Employment Period”), we will pay Mr. Meury, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation and any accrued vacation pay.
Voluntary Termination Without Good Reason in Connection with a Change in Control. If Mr. Meury terminates his employment with us without good reason during the Change in Control Employment Period, we will pay Mr. Meury, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus calculated according to the number of days he worked through the date of termination in the current fiscal year.
Termination With Cause. If, at any time, we terminate Mr. Meury’s employment for cause, we will pay Mr. Meury, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation and any accrued vacation pay.
Termination Without Cause or for Good Reason Not in Connection with a Change in Control. If, at any time other than during the Change in Control Employment Period, Mr. Meury’s employment is terminated by us without cause or by Mr. Meury for good reason, we will pay Mr. Meury, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus for the preceding fiscal year calculated according to the number of days he worked through the date of termination in the current fiscal year, measured based on actual performance through the end of the current fiscal year. In addition, we will pay him an amount equal to 1.5 times the sum of his annual base salary and his target bonus amount for the preceding fiscal year. The agreement also provides that Mr. Meury’s stock options and RSUs will vest as to the amount that would have vested had he continued to work for us for an additional 18 months. All options would continue to be exercisable for 180 days following the date of termination. The agreement also provides for the payment by us of COBRA premiums, or the cash equivalent thereof, for Mr. Meury and his family for up to 18 months, outplacement services for up 12 months, as well as payment with respect to any other accrued amounts under other of our benefits arrangements.

44	Proxy Statement 2026

Proposal 2 Advisory Vote to Approve Executive Compensation
Termination in Connection with a Change in Control Without Cause or for Good Reason. If, during the Change in Control Employment Period, Mr. Meury’s employment is terminated by us without cause or by Mr. Meury for good reason, we will pay Mr. Meury, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus for the preceding fiscal year calculated according to the number of days he worked through the date of termination in the current fiscal year. In addition, we will pay him an amount equal to two times the sum of his current annual base salary and his target bonus amount for the preceding fiscal year. The agreement also provides that in the event of such a termination, all of Mr. Meury’s unvested RSUs and unvested stock options will vest in full, and all stock options will remain exercisable for 12 months following his termination. In addition, all performance shares will be treated in accordance with the terms of their respective award agreements. The agreement also provides for the continuation of benefits for Mr. Meury and his family for up to 24 months, outplacement services for up 12 months, as well as payment with respect to any other accrued amounts under other of our benefits arrangements.
Retirement Benefits. If Mr. Meury retires on a date after December 31, 2035 (as such date may be extended by mutual agreement), all outstanding equity awards that are granted by us to Mr. Meury after July 15, 2030 and before December 31, 2035 (or such later date after December 31, 2035 as may be mutually agreed upon) would continue to vest as if he continued to be employed by us following the date of his retirement. In addition, any outstanding stock option awards that are granted to Mr. Meury after July 15, 2030 and before December 31, 2035 (or such later date after December 31, 2035 as may be mutually agreed upon) that either were vested at the date of his retirement or become vested due to the post-retirement continued vesting provisions will be exercisable during the remainder of their original term. The effectiveness of these provisions will be subject to Mr. Meury’s continued compliance with the non-solicitation/non-hiring and non-disparagement covenants described below, including during any period of post-retirement continued vesting provided by the agreement.
Other Covenants. Under the agreement, Mr. Meury is subject to non-solicitation/non-hiring and non-disparagement covenants that extend two years from termination of employment. Upon certain breaches of those covenants after termination of employment, Mr. Meury must forfeit all of his unvested stock options, stock appreciation rights, RSUs, performance shares, and the gain or income realized from the exercise, vesting or settlement of the same within 24 months prior to the breach.
Agreements with Other Named Executive Officers
In November 2003, our Board approved a form of employment agreement for Executive Vice Presidents and certain other senior employees. This form was amended in December 2008 to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and again in April 2012 to increase the amount payable upon an “involuntary termination” of the executive’s employment within 24 months following a change in control. We entered into an employment agreement on this form with Dr. Stein in March 2015 while he served as one of our senior employees. In connection with the commencement of their employment with us, we entered into employment agreements on this form with Ms. Stamoulis in February 2019, with Dr. Cagnoni in June 2023 and with Mr. Issa in January 2025.
The form of employment agreement for Executive Vice Presidents and certain other senior employees provides that in the event of an “involuntary termination” of the executive’s employment within 24 months following a change in control (which includes actual termination without cause and constructive termination by way of the assignment of duties substantially and materially inconsistent with the executive’s position or other diminishment in position, requiring the executive to be based at any location more than 35 miles from the office or location where he or she was based prior to a change in control, a reduction in salary, bonus or adverse change in benefits, or a breach by us of the terms of the executive’s employment arrangement), we will pay the executive an amount equal to two times the sum of the executive’s current annual base salary and the greater of (1) the executive’s current target bonus or (2) the executive’s bonus amount for the preceding fiscal year.
A “change in control” generally includes a significant change in the composition of the Board, the acquisition by any person or entity of greater than 50% of the combined voting power of our outstanding securities, the approval of our liquidation or dissolution, or the sale or disposition of all or substantially all of our assets or similar transaction. We will also pay the executive a pro rata portion of the executive’s target bonus calculated according to the number of days the executive worked through the termination date in the current fiscal year. The cash payment would be paid in a lump sum payment following the executive’s termination.

Proxy Statement 2026	45

Proposal 2 Advisory Vote to Approve Executive Compensation
The agreement also provides that in the event of such a termination, all of the executive’s unvested stock options will vest in full, and all stock options will be exercisable for 12 months following the executive’s termination. In addition, the agreement provides for the reimbursement by us of COBRA premiums for the executive and eligible dependents for up to 12 months, reimbursement (or payment) by us for the cost of continued life and disability insurance for the executive for 12 months at the same levels in effect on the termination date, as well as payment with respect to any other accrued amounts under other of our benefits arrangements.
Pablo J. Cagnoni. In April 2023, in connection with his appointment as President, Research and Development, Dr. Cagnoni received an offer letter that provides that if his employment is terminated prior to a change in control (as defined in the employment agreement described above) without cause or for good reason, we will pay him an amount equal to the sum of two years of his base salary and his target bonus. We will also pay the cost of COBRA premiums for two years, or until he becomes eligible for medical insurance with another employer. In addition, the next tranche of Dr. Cagnoni’s initial RSU grant that is scheduled to vest will immediately vest upon such termination of employment, with any remaining unvested RSUs to be forfeited. Upon his employment with our company, Dr. Cagnoni received an initial grant of RSUs to acquire 192,400 shares, which vest in four equal annual installments commencing June 1, 2026, subject to Dr. Cagnoni’s continued service through such dates.
Agreements with Former Executive Officers
Hervé Hoppenot. On June 26, 2025 (the “Effective Date”), we entered into a transition agreement with Mr. Hoppenot in connection with his retirement as our President and CEO pursuant to which he is serving as special adviser to our current CEO. The term of Mr. Hoppenot’s employment will continue until the first anniversary of the Effective Date, or such earlier date as either the Company or Mr. Hoppenot may determine (the “Transition Completion Date”). For a one-year period following the Transition Completion Date, Mr. Hoppenot will serve as a non-employee consultant to assist the Company in transitional matters. Pursuant to the transition agreement, the Company compensated Mr. Hoppenot for his services for the first six months commencing on the Effective Date at his then-current annual base salary rate of $1,395,731 and is compensating Mr. Hoppenot for the following six months at 50% of such annual base salary rate. In addition, the Company paid Mr. Hoppenot a prorated portion of the bonus to which he would have been entitled under the Company’s 2025 incentive compensation plan in the amount of $1,026,072. Mr. Hoppenot also received (i) time-based RSUs for 6,016 shares of common stock which will vest as to 25% of the shares subject to the RSUs on each of the first four anniversaries of the grant date, (ii) options to purchase 18,438 shares of common stock which will vest over four years, with 25% vesting on the first anniversary of the grant date and the remaining options vesting in equal monthly installments over the subsequent 36 months, and (iii) performance shares with a target number of 18,050 shares of common stock, which cliff vest on the third anniversary of the grant date. The performance shares are subject to the same performance goals as the performance shares issued to the Company’s other executive officers in connection with the Company’s 2025 annual equity award grants (discussed above under “—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Annual Incentive Compensation Plan—2025 Corporate Performance Objectives”), and can be earned at 0-200% of target based on the Company’s relative total share return performance over a three-year performance period beginning on January 1, 2025 as compared to the total share return of companies in the same fixed peer group that will be used for the Company’s 2025 annual performance share awards to its executive officers. The transition agreement further provides that, in addition to Mr. Hoppenot’s equity awards that were granted after July 15, 2019 through December 31, 2024 that were covered by his employment agreement with the Company, his equity awards granted after January 1, 2025 and through and including the Effective Date (including the awards described in this paragraph) will continue to vest, become exercisable and payable after the Transition Completion Date at the same times and under the same conditions as if Mr. Hoppenot continued to be employed by the Company following the Transition Completion Date, provided that Mr. Hoppenot continues to comply with certain covenants contained in the transition agreement. The transition agreement also confirms that upon a Change in Control (as defined in the transition agreement), Mr. Hoppenot will continue be entitled to receive the compensation and benefits set forth in the transition agreement.
Christiana Stamoulis. We were party to an employment agreement with Ms. Stamoulis as described above under “Agreements with Other Named Executive Officers.” Other than the payout of accrued wages and vacation and other benefits generally available to all salaried employees, we did not make any payments to Ms. Stamoulis in connection with her resignation as our Chief Financial Officer in September 2025.

46	Proxy Statement 2026

Proposal 2 Advisory Vote to Approve Executive Compensation
Potential Payments Upon Termination Without a Change in Control
The following table describes the potential payments and benefits triggered by a termination of employment of a named executive officer for the reasons specified in the table, in each case prior to a change in control and assuming the employment of the named executive officer was terminated on December 31, 2025.

Termination	Cash Payment ($)	Medical/ Insurance Benefits ($)	Acceleration of Equity Awards ($)(1)	Other ($)(2)	Total ($)
William J. Meury
Termination without cause or constructive termination	4,397,260	56,294	4,653,584	117,308	9,224,446
Death or Disability	—	—	2,215,606	67,308	2,282,914
Pablo J. Cagnoni
Termination without cause or constructive termination	—	—	8,609,114	74,520	8,683,634
Death or Disability	—	—	8,609,114	74,520	8,683,634
Mohamed Issa
Termination without cause or constructive termination	—	—	854,250	53,846	908,096
Death or Disability	—	—	854,250	53,846	908,096
Steven H. Stein
Termination without cause or constructive termination	—	—	8,227,500	109,455	8,336,955
Death or Disability	—	—	8,227,500	109,455	8,336,955
(1)Represents (i) the amount by which the $98.77 closing price of our common stock on December 31, 2025 exceeded the exercise price for stock options for which vesting would have accelerated as a result of termination of employment and (ii) $98.77 multiplied by the number of RSUs and performance shares for which vesting would have accelerated as a result of termination of employment. The number of performance shares to be received upon termination was calculated based on the best estimate of achievement percentage as of December 31, 2025 for the various performance shares granted.
(2)Includes accrued amounts under other of the Company’s benefits arrangements, including accrued vacation and other vested benefits the named executive officer is entitled to receive that are generally available to all salaried employees.

Proxy Statement 2026	47

Proposal 2 Advisory Vote to Approve Executive Compensation
Potential Payments Upon Termination in Connection with a Change in Control
The following table describes the potential payments and benefits triggered by a termination of employment of a named executive officer in connection with a change in control, by the Company without cause or by the executive for good reason, in each case assuming the employment of the named executive officer was terminated on December 31, 2025.

Termination	Cash Payment ($)	Medical/Insurance Benefits ($)	Acceleration of Equity Awards ($)(1)	Other ($)(2)	Total ($)
William J. Meury
Termination without cause or for good reason(3)	5,647,260	82,226	31,841,606	117,308	37,688,400
Pablo J. Cagnoni
Termination without cause or for good reason(3)	4,749,030	47,079	40,914,836	74,520	45,785,465
Mohamed Issa
Termination without cause or for good reason(3)	2,549,726	26,997	11,620,995	53,846	14,251,564
Steven H. Stein
Termination without cause or for good reason(3)	3,617,322	44,535	18,644,336	109,455	22,415,648
(1)Represents (i) the amount by which the $98.77 closing price of our common stock on December 31, 2025 exceeded the exercise price for stock options for which vesting would have accelerated as a result of termination of employment and (ii) $98.77 multiplied by the number of RSUs and performance shares for which vesting would have accelerated as a result of termination of employment. The number of performance shares to be received upon termination was calculated based on the best estimate of achievement percentage as of December 31, 2025 for the various performance shares granted.
(2)Includes accrued amounts under other of the Company’s benefits arrangements, including accrued vacation and other vested benefits the named executive officer is entitled to receive that are generally available to all salaried employees.
(3)Includes constructive termination following a change in control. See the section entitled “Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Agreements with Other Named Executive Officers” above.

48	Proxy Statement 2026

Proposal 2 Advisory Vote to Approve Executive Compensation
2025 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth all outstanding equity awards held by our named executive officers as of December 31, 2025. Ms. Stamoulis, who resigned as our Chief Financial Officer in September 2025, held no outstanding equity awards as of December 31, 2025.

			Option Awards				Stock Awards
Name		Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
William J. Meury		06/26/2025	—	110,630	70.81	06/25/2035				—
		07/02/2025					36,101	(4)	3,565,696
		07/02/2025								108,303	(5)	10,697,087
		07/02/2025								125,000	(6)	12,346,250
			—	110,630			36,101		3,565,696	233,303		23,043,337
Hervé Hoppenot	*	01/07/2016	20,195	—	95.76	01/06/2026
		07/15/2016	74,245	—	83.83	07/14/2026
	**	01/17/2017	74,245	—	113.64	01/16/2027
	*	01/17/2017	94,325	—	113.64	01/16/2027
		07/05/2017	47,168	—	128.34	07/04/2027
	**	01/23/2018	47,168	—	94.63	01/22/2028
	*	01/24/2018	25,401	—	95.34	01/23/2028
		07/02/2018	88,557	—	68.62	07/01/2028
	**	01/04/2019	88,558	—	72.27	01/03/2029
		07/02/2019	96,327	—	85.01	07/01/2029
	**	01/17/2020	96,328	—	80.50	01/16/2030
		07/02/2020	74,720	—	106.47	07/01/2030
	**	01/15/2021	74,720	—	90.56	01/14/2031
		07/02/2021	84,851	—	83.58	07/01/2031
	**	01/19/2022	84,852	—	74.78	01/18/2032
		07/02/2022					14,475	(4)	1,429,696
		07/02/2022	69,943	11,942	77.67	07/01/2032
	**	01/20/2023	73,841	12,608	83.20	01/19/2033
		07/14/2023					20,684	(4)	2,042,959
		07/14/2023	54,714	35,849	61.76	07/13/2033
		07/14/2023								107,960	(7)	10,663,209
	**	01/18/2024	58,945	38,621	61.18	01/17/2034
		07/15/2024					29,468	(4)	2,910,554
		07/15/2024	21,670	39,519	64.25	07/14/2034
		07/15/2024								123,076	(8)	12,156,217
	**	01/17/2025	19,659	35,851	71.93	01/16/2035
		06/26/2025					6,016	(4)	594,200
		06/26/2025	—	18,438	70.81	06/25/2035
		06/26/2025								18,050	(5)	1,782,799
			1,370,432	192,828			70,643		6,977,409	249,086		24,602,225

Proxy Statement 2026	49

Proposal 2 Advisory Vote to Approve Executive Compensation

			Option Awards				Stock Awards
Name		Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Pablo J. Cagnoni		06/05/2023					192,400	(9)	19,003,348
		07/14/2023					4,834	(4)	477,454
		07/14/2023	12,249	8,026	61.76	07/13/2033
		07/14/2023								24,170	(7)	2,387,271
	**	01/18/2024	13,196	8,647	61.18	01/17/2034
		07/15/2024					14,889	(4)	1,470,587
		07/15/2024	15,728	28,683	64.25	07/14/2034
		07/15/2024								49,627	(8)	4,901,659
	**	01/17/2025	14,268	26,021	71.93	01/16/2035
		07/15/2025					17,538	(4)	1,732,228
		07/15/2025	—	39,471	68.25	07/14/2035
		07/15/2025								43,846	(5)	4,330,669
			55,441	110,848			229,661		22,683,617	117,643		11,619,599
Mohamed Issa		01/06/2025					48,671	(4)	4,807,235
		06/30/2025					27,812	(10)	2,746,991
		07/15/2025					8,769	(4)	866,114
		07/15/2025	—	19,735	68.25	07/14/2035
		07/15/2025								21,923	(5)	2,165,335
			—	19,735			85,252		8,420,340	21,923		2,165,335
Steven H. Stein	**	01/17/2017	19,091	—	113.64	01/16/2027
	*	01/17/2017	18,865	—	113.64	01/16/2027
		07/05/2017	12,128	—	128.34	07/04/2027
	**	01/23/2018	12,128	—	94.63	01/22/2028
	*	01/24/2018	21,167	—	95.34	01/23/2028
		07/02/2018	8,540	—	68.62	07/01/2028
	**	01/04/2019	12,335	—	72.27	01/03/2029
		07/02/2019	16,428	—	85.01	07/01/2029
	**	01/17/2020	16,428	—	80.50	01/16/2030
		07/02/2020	12,743	—	106.47	07/01/2030
	**	01/15/2021	12,743	—	90.56	01/14/2031
		07/02/2021	15,054	—	83.58	07/01/2031
	**	01/19/2022	15,054	—	74.78	01/18/2032
		07/02/2022					4,736	(4)	467,775
		07/02/2022	21,922	3,743	77.67	07/01/2032
	**	01/20/2023	23,144	3,952	83.20	01/19/2033
		07/14/2023					6,768	(4)	668,475
		07/14/2023	17,149	11,236	61.76	07/13/2033
		07/14/2023								33,838	(7)	3,342,179
	**	01/18/2024	18,475	12,105	61.18	01/17/2034
		07/15/2024					10,422	(4)	1,029,381
		07/15/2024	11,010	20,078	64.25	07/14/2034
		07/15/2024								34,739	(8)	3,431,171
	**	01/17/2025	9,987	18,215	71.93	01/16/2035
		07/15/2025					12,277	(4)	1,212,599
		07/15/2025	—	27,629	68.25	07/14/2035
		07/15/2025								30,692	(5)	3,031,449
			294,391	96,958			34,203		3,378,230	99,269		9,804,799

50	Proxy Statement 2026

Proposal 2 Advisory Vote to Approve Executive Compensation

			Option Awards				Stock Awards
Name		Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Thomas Tray		07/15/2016	2,639	—	83.83	07/14/2026
	**	01/17/2017	2,639	—	113.64	01/16/2027
	*	01/17/2017	3,521	—	113.64	01/16/2027
		07/05/2017	1,677	—	128.34	07/04/2027
	**	01/23/2018	1,677	—	94.63	01/22/2028
	*	01/24/2018	6,491	—	95.34	01/23/2028
		07/02/2018	5,173	—	68.62	07/01/2028
	**	01/04/2019	5,173	—	72.27	01/03/2029
	*	01/04/2019	4,732	—	72.27	01/03/2029
		07/02/2019	2,289	—	85.01	07/01/2029
	**	01/17/2020	2,290	—	80.50	01/16/2030
		07/02/2020	2,220	—	106.47	07/01/2030
	**	01/15/2021	2,220	—	90.56	01/14/2031
		07/02/2021	2,623	—	83.58	07/01/2031
	**	01/19/2022	2,623	—	74.78	01/18/2032
		07/02/2022					1,038	(4)	102,523
		07/02/2022	2,400	410	77.67	07/01/2032
	**	01/20/2023	2,535	433	83.20	01/19/2033
		01/20/2023					2,833	(11)	279,815
		07/14/2023					3,008	(4)	297,100
		07/14/2023	2,539	1,665	61.76	07/14/2033
	**	01/18/2024	2,736	1,794	61.18	01/17/2034
		07/15/2024					3,805	(4)	375,820
		07/15/2024	1,339	2,444	64.25	07/14/2034
	**	01/17/2025	1,215	2,217	71.93	01/16/2035
		07/15/2025					4,482	(4)	442,687
		07/15/2025	—	2,454	68.25	07/14/2035
			60,751	11,417			15,166		1,497,945	—	—
(1)All options listed in this table, other than those marked with an asterisk (*) or a double asterisk (**), become exercisable as to one-fourth of the shares on the first anniversary of the date of grant, with the remaining shares vesting ratably on a monthly basis thereafter over the following three years. Options marked with an asterisk become exercisable as to all of the shares on the fourth anniversary of the date of grant. Options marked with a double asterisk become exercisable as to one-fourth of the shares on the first anniversary of the vesting commencement date in July of the preceding year, with the remaining shares vesting ratably on a monthly basis thereafter over the following three years. All options listed in this table have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of all options listed in this table is subject to acceleration under the circumstances described above under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
(2)The market value of unvested RSUs and earned performance shares is calculated by multiplying the number of unvested shares held by the applicable named executive officer by $98.77, the closing price of our common stock on December 31, 2025.
(3)The market value of unearned and unvested performance shares assumes achievement of the performance goals at the target level of 100% and is calculated by multiplying the number of unearned and unvested target performance shares held by the applicable named executive officer by $98.77, the closing price of our common stock on December 31, 2025.
(4)Represents RSUs that vest in equal installments on each of the first four anniversaries of the grant date, subject to the holder’s continued service through such dates. Vesting of the RSUs is subject to acceleration under the circumstances described above under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
(5)Represents the target number of shares of common stock underlying performance shares that can be earned based upon the relative total shareholder returns compared to the Nasdaq Biotechnology Index. The actual number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by a performance percentage multiplier ranging from 0% to 200% based on the actual relative TSR performance goal achieved, as certified by the Compensation Committee. The shares, if earned, will vest on the third anniversary of the grant date, subject to the holder’s continued service through such date. Vesting of the performance shares is subject to acceleration under the circumstances described above under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

Proxy Statement 2026	51

Proposal 2 Advisory Vote to Approve Executive Compensation
(6)Represents a one-time sign-on performance share award with a target number of 125,000 shares of common stock granted to Mr. Meury under the 2024 Inducement Plan in connection with the commencement of his employment with the Company. The performance shares can be earned at 0-400% of target based on actual stock price performance (subject to a maximum of 500,000 shares of common stock that can be issued under the performance share award if all performance criteria are satisfied within the six-year performance period). Shares can be earned in four equal tranches based on achievement of significant sustained stock price appreciation against a target stock price hurdle for each tranche. The performance shares are subject to service vesting conditions, with service vesting on the later of the first anniversary of the grant date and the achievement of the applicable stock price hurdle, and, upon performance and service vesting, will settle on an extended basis through the issuance of common stock for an applicable tranche between the third and sixth anniversaries of Mr. Meury’s hiring date. Vesting of the performance shares is subject to acceleration under the circumstances described above under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
(7)Represents the target number of shares of common stock underlying performance shares that can be earned based upon the achievement of specified development, revenue and market-based (relative total shareholder returns compared to the Nasdaq Biotechnology Index) performance goals. The actual number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by performance percentage multipliers ranging from 0% to 150% based on the actual level at which the applicable performance goals are achieved, as certified by the Compensation Committee. The shares, if earned, will vest on the third anniversary of the July 14, 2023 grant date, subject to the holder’s continued service through such date. Vesting of the performance shares is subject to acceleration under the circumstances described above under “Termination of Employment and Change-in-Control Arrangements.
(8)Represents the target number of shares of common stock underlying performance shares that can be earned based upon the relative total shareholder returns compared to the Nasdaq Biotechnology Index. The actual number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by a performance percentage multiplier ranging from 0% to 200% based on the actual relative TSR performance goal achieved, as certified by the Compensation Committee. The shares, if earned, will vest on the third anniversary of the July 15, 2024 grant date, subject to the holder’s continued service through such date. Vesting of the performance shares is subject to acceleration under the circumstances described above under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
(9)Represents RSUs that vest in equal annual installments over four years beginning on June 1, 2026, subject to the holder’s continued service through such dates. Vesting of the RSUs is subject to acceleration under the circumstances described above under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
(10)Represents RSUs that vest in equal annual installments over four years beginning on January 6, 2026, subject to the holder’s continued service through such dates. Vesting of the RSUs is subject to acceleration under the circumstances described above under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
(11)Represents RSUs that vest on the fourth anniversary of the grant date, subject to the holder’s continued service through such date. Vesting of the RSUs is subject to acceleration under the circumstances described above under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

52	Proxy Statement 2026

Proposal 2 Advisory Vote to Approve Executive Compensation
2025 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
William J. Meury	—	—	—		—
Hervé Hoppenot	—	—	114,125	(3)	7,800,262
Pablo J. Cagnoni	—	—	7,379	(4)	507,798
Mohamed Issa	—	—	—		—
Steven H. Stein	5,233	47,945	123,691	(5)	10,682,309
Christiana Stamoulis	232,231	4,721,420	42,944	(6)	2,982,714
Thomas Tray	2,774	11,762	4,722	(7)	324,722
(1)Value realized on exercise is based on the market price of our common stock at the time of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the individual.
(2)Value realized on vesting is based on the fair market value of our common stock on the vesting date and does not necessarily reflect proceeds actually received by the individual.
(3)Represents 114,125 shares received upon vesting of RSUs and performance shares, of which 52,443 shares were automatically withheld to cover tax withholding obligations.
(4)Represents 7,379 shares received upon vesting of RSUs, of which 3,908 shares were automatically withheld to cover tax withholding obligations.
(5)Represents 123,691 shares received upon vesting of RSUs and performance shares, of which 56,942 shares were automatically withheld to cover tax withholding obligations.
(6)Represents 42,944 shares received upon vesting of RSUs and performance shares, of which 18,113 shares were automatically withheld to cover tax withholding obligations.
(7)Represents 4,722 shares received upon vesting of RSUs, of which 2,172 shares were automatically withheld to cover tax withholding obligations.

Proxy Statement 2026	53

Proposal 2 Advisory Vote to Approve Executive Compensation
CEO Pay Ratio
In accordance with the rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. Because we had two non-concurrent CEOs serving in 2025, we chose to annualize the compensation paid to Mr. Meury, who was serving as our CEO on the date we selected to identify our median employee. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2025, our last completed fiscal year:
•the median of the annualized total compensation of all employees of our Company (other than our CEO), was $295,914; and
•the annual total compensation of our CEO was $32,688,692, which differs from the amount shown in the Summary Compensation Table presented elsewhere in this Proxy Statement due to the annualization adjustment.
Based on this information, for 2025 the ratio of the annual total compensation of Mr. Meury, our CEO, to the median of the annual total compensation of all employees was 110.47 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•We determined that, as of December 31, 2025, our employee population consisted of 2,843 employees other than Mr. Meury, with 2,000 based in North America, 757 based in Europe and 86 based in Asia.
•We selected December 31, 2025, which is within the last three months of 2025, as the date upon which we would identify the “median employee.”
•For all employees, we examined total compensation, which included: base salary, incentive compensation plan payments for non-sales employees, sales incentive compensation plan payments for sales employees, equity awards consisting of stock options and RSUs, and other compensation such as 401(k) matching contributions and Company-paid life insurance premiums.
•We included all employees, whether employed on a full-time or part-time basis, and we annualized the compensation of all permanent employees who were not employed by us for all of 2025.
•We did not make any cost-of-living adjustments in identifying the “median employee.”
•For employees outside the United States, we converted their compensation to U.S. dollars using the relevant average exchange rate for 2025.

54	Proxy Statement 2026

Proposal 2 Advisory Vote to Approve Executive Compensation
Pay Versus Performance
Pay Versus Performance Table
In accordance with the rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information regarding the relationship between the “Compensation Actually Paid” to our current and former CEOs (also referred to as our “PEOs”) and our other named executive officers (together, our “NEOs”) and certain financial performance measures for the Company. This information includes compensation information for our PEOs and our NEOs, as well as information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, our net income and our product revenues, net for the fiscal years listed below. For purposes of this section, “peer group” is defined as the Nasdaq Biotechnology Index (“NBI”), as further detailed in footnote 7 below.

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO 1 ($)(1)	Summary Compensation Table Total for PEO 2 ($)(1)	Compensation Actually Paid to PEO 1 ($)(2)(3)	Compensation Actually Paid to PEO 2 ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(2)(5)	Total Shareholder Return ($)(6)	Peer Group Total Shareholder Return ($)(7)	Net Income ($ M)	Total Product Revenues ($ M)(8)
2025	6,380,525	32,085,952	23,378,463	54,707,801	6,332,566	9,654,529	113.55	119.92	1,286.7	4,354.3
2024	17,459,546	—	25,233,510	—	5,906,668	8,882,222	79.41	90.58	32.6	3,618.9
2023	16,659,526	—	7,842,731	—	7,843,705	6,405,428	72.19	91.84	597.6	3,165.2
2022	16,669,368	—	15,972,264	—	5,750,911	5,496,116	92.34	88.53	340.7	2,746.9
2021	14,444,265	—	6,228,229	—	5,217,889	1,847,797	84.39	99.37	948.6	2,322.0
(1)The dollar amounts reported are the amounts reported in the “Total” column of the Summary Compensation Table for fiscal years 2021–2025 for Hervé Hoppenot, our former President and CEO until his retirement in June 2025, and William J. Meury, our current CEO. Mr. Hoppenot served as the CEO for each of the full fiscal years 2021–2024, and Mr. Hoppenot and Mr. Meury both served as CEO in fiscal year 2025.
(2)The amounts shown for “Compensation Actually Paid” (“CAP”) have been calculated in accordance with SEC rules and represent amounts reported in the Summary Compensation Table with certain adjustments as described in footnotes 3 and 5 below.
(3)The following table sets forth the adjustments made to the information provided in the Summary Compensation Table to arrive at the CAP for our PEOs for each of the years presented:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($)	CAP of Equity Vesting During FY ($)	CAP of Unvested Equity at FYE Granted Prior to the Current FY ($)	CAP of Unvested Equity at FYE Granted During the Current FY ($)	Compensation Actually Paid to PEO ($)
2025 (PEO 2 - Meury)	32,085,952	(30,083,655)	0	0	52,705,504	54,707,801
2025 (PEO 1 - Hoppenot)	6,380,525	(3,666,009)	352,659	17,483,425	2,827,863	23,378,463
2024	17,459,546	(13,858,712)	304,971	3,302,113	18,025,592	25,233,510
2023	16,659,526	(13,759,707)	(2,202,340)	(1,080,176)	8,225,428	7,842,731
2022	16,669,368	(13,783,149)	1,005,994	2,981,288	9,098,763	15,972,264
2021	14,444,265	(12,088,636)	(606,066)	(1,960,844)	6,439,510	6,228,229
(4)Our non-PEO Named Executive Officers for 2025 are Ms. Stamoulis, Mr. Tray, Dr. Cagnoni, Dr. Stein and Mr. Issa. Our non-PEO Named Executive Officers for 2024 and 2023 were Ms. Stamoulis, Dr. Cagnoni, Dr. Stein, and Dr. Barry P. Flannelly. Our non-PEO Named Executive Officers for 2021 and 2022 were Ms. Stamoulis, Dr. Stein, Ms. Maria E. Pasquale, and Dr. Flannelly.

Proxy Statement 2026	55

Proposal 2 Advisory Vote to Approve Executive Compensation
(5)The following table sets forth the adjustments made to the information provided in the Summary Compensation Table to arrive at the Average Compensation Actually Paid for our non-PEO Named Executive Officers for each of the years presented:

Year	Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Reported Value of Equity Awards ($)	CAP of Equity Vesting During FY ($)	CAP of Unvested Equity at FYE Granted Prior to the Current FY ($)	CAP of Unvested Equity at FYE Granted During the Current FY ($)	Compensation Actually Paid to Non-PEO NEOs ($)
2025	6,332,566	(4,914,496)	(1,322,680)	3,371,733	6,187,406	9,654,529
2024	5,906,668	(4,361,467)	128,814	1,514,304	5,693,903	8,882,222
2023	7,843,705	(6,458,845)	(291,967)	203,007	5,109,528	6,405,428
2022	5,750,911	(4,652,030)	182,351	644,655	3,570,229	5,496,116
2021	5,217,889	(4,302,448)	(213,819)	(837,071)	1,983,246	1,847,797
(6)Total Shareholder Return is calculated as the sum of the difference between our share price at the end of each year shown and the beginning of the measurement period plus the cumulative amount of dividends for the investment period, assuming dividend reinvestment, divided by our share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2020.
(7)The peer group used for calculating Peer Group Total Shareholder Return is the NBI, which is used for determining performance of the relative total shareholder return component for the performance shares awards to the NEOs.
(8)Represents total product revenues, net, as disclosed in the Consolidated Statements of Operations in our Annual Reports on Form 10-K for the years ended December 31, 2025, 2024, 2023, 2022 and 2021.
Analysis of the Information Presented in the Pay Versus Performance Table
The graphs provided below reflect the relationships between Compensation Actually Paid, or CAP, for our PEOs and our non-PEO NEOs and selected measures in accordance with SEC rules. The CAP amounts, as calculated per SEC rules, do not fully represent the actual final amount of compensation earned or actually paid to our PEOs or other NEOs during the applicable fiscal years. The Pay versus Performance table above also does not capture all of the performance measures used to align executive compensation with company performance. In accordance with SEC rules, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid Versus Total Shareholder Return 2021-2025
CEO AND AVERAGE NEO CAP VS. TSR

$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
Compensation ($ thousands)
$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return on $100 Invested at Beginning of Period
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO 1 (Hoppenot)
Compensation Actually Paid to PEO 2 (Meury)
Average Compensation Actually Paid to NEOs
Average Compensation Actually Paid to NEOs
Peer Group TSR

56	Proxy Statement 2026

Proposal 2 Advisory Vote to Approve Executive Compensation
TSR is based on the NBI, which is the peer group used for the relative TSR component of the Performance Shares awarded to our CEOs and other NEOs. It is also the peer group used in the Stock Price Performance Graph furnished with our Annual Report that is delivered to our shareholders together with this Proxy Statement in connection with our Annual Meeting. CAP is highly correlated with TSR, given that the values of the components of our executive equity compensation (stock options, RSUs and a portion of our performance share goals), depend on our stock price performance.
FY 2023-2025 PSUs TSR

100%
50%
0%
-50%
-100%
Incyte, 22%
-65%
-7%
25th Percentile
50th Percentile
75th Percentile

The graph above provides additional context on Incyte’s stock performance relative to the NBI constituent companies for fiscal years 2022-2025. As described under “Compensation Discussion and Analysis—Key Elements of Executive Compensation—Equity-Based Incentive Awards,” ten percent of the performance shares granted to our U.S.-based executive officers in July 2022 were tied to the relative performance of Incyte’s stock to the NBI between January 1, 2023 and December 31, 2025 measured as a percentile compared to the aggregate performance over the same period of companies that made up the NBI as of January 1, 2025.

Proxy Statement 2026	57

Proposal 2 Advisory Vote to Approve Executive Compensation
Compensation Actually Paid Versus Net Income 2021-2025
CEO AND AVERAGE NEO CAP VS. COMPANY'S NET INCOME

$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
Compensation ($ thousands)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Net Income ($ Millions)
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO 1 (Hoppenot)
Compensation Actually Paid to PEO 2 (Meury)
Average Compensation Actually Paid to NEOs
Net Income

Incyte does not currently utilize U.S. generally accepted accounting principles net income (loss) as a metric in its incentive programs, given that it may include certain one-time/non-recurring items that could make it not reflective of the underlying performance of our business.
Compensation Actually Paid Versus Total Product Revenues, 2021-2025
CEO AND AVERAGE NEO CAP VS. COMPANY'S TOTAL PRODUCT REVENUES

Compensation ($ thousands)
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
Total Product Revenues ($ Millions)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO 1 (Hoppenot)
Compensation Actually Paid to PEO 2 (Meury)
Average Compensation Actually Paid to NEOs
Total Product Revenues

58	Proxy Statement 2026

Proposal 2 Advisory Vote to Approve Executive Compensation
As previously discussed, our CEOs’ and other NEOs’ CAP is highly dependent on the absolute and relative stock price performance due to the significant portion of our compensation program linked to equity incentives. In addition, other metrics such as total product revenues (which account for a significant portion (40%) of the performance goals for our performance share (PSU) component of our executive officers’ equity compensation in 2021, 2022 and 2023), pipeline progression and regulatory approvals, are also important performance measures that we use to link our performance to compensation actually paid to our executive officers.
Financial Performance Measures
The following table lists the most important performance measures that we used to link our performance to compensation actually paid to our named executive officers for the most recently completed fiscal year:

Most Important Performance Measures
Total product revenues
Pipeline development and progression
Total shareholder return (TSR)
Total product revenues and TSR (relative total shareholder returns compared to the NBI) are the financial metrics that comprise the performance-based vesting for our performance shares as described on pages 35 to 36.

Proxy Statement 2026	59

Proposal 2 Advisory Vote to Approve Executive Compensation
Equity Compensation Plan Information
The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2025.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	19,368,328	(2)	83.63	8,736,564
Equity compensation plans not approved by security holders(3)	1,480,335	(4)	77.12	481,977
Total	20,848,663		83.46	9,218,541 (5)
(1)RSUs and performance shares, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(2)Includes 10,567,860 shares subject to options, 7,613,440 shares subject to RSUs, and 1,187,028 shares subject to unearned performance shares outstanding as of December 31, 2025 that were issued under the 2010 Stock Incentive Plan. The number of shares subject to such unearned performance shares represents the maximum number of shares issuable pursuant to such performance shares as of such date.
(3)In January 2024, to facilitate inducement awards to new hires in reliance on Nasdaq Marketplace Rule 5635(c)(4), our board of directors adopted the 2024 Inducement Plan. The 2024 Inducement Plan was amended in June 2025 to increase the number of shares authorized for issuance from 1,000,000 to 2,000,000.
(4)Includes 292,001 shares subject to options, 344,722 shares subject to RSUs, and 843,612 shares subject to unearned performance shares outstanding as of December 31, 2025 that were issued under the 2024 Inducement Plan.
(5)Includes 890,732 shares available for issuance under the 1997 Employee Stock Purchase Plan, 7,845,832 shares available for issuance under the 2010 Stock Incentive Plan and 481,977 shares available for issuance under the 2024 Inducement Plan.

60	Proxy Statement 2026

PROPOSAL 3

Ratification of Independent Registered Public Accounting Firm

The Audit and Finance Committee has appointed the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, subject to reconsideration by the Audit and Finance Committee should our shareholders fail to ratify such appointment at the Annual Meeting or should the Audit and Finance Committee not approve Ernst & Young LLP’s audit plan for the fiscal year ending December 31, 2026. Ernst & Young LLP has audited our financial statements since the Company’s inception in 1991. The members of the Audit and Finance Committee believe that the continued retention of Ernst & Young LLP to serve as our independent registered public accounting firm is in the best interests of the Company and its shareholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees billed or expected to be billed by Ernst & Young LLP for audit and other services rendered.

	Year Ended December 31
	2025	2024
	(in thousands)
Audit Fees(1)	$3,868	$3,657
Audit-related Fees(2)	47	44
Tax Fees(3)	—	41
Total	$3,915	$3,742
(1)Audit fees include fees and out-of-pocket expenses billed or expected to be billed for the audit of the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K, reviews of the Company’s quarterly consolidated financial statements included in its quarterly reports, the audit of the Company’s internal control over financial reporting, fees for services, including consents, rendered in conjunction with SEC registration statements and fees for consultation on accounting standards or transactions. Audit fees also include amounts for statutory audits required internationally.
(2)Audit-related fees include fees billed primarily for agreed-upon attest procedures.
(3)Tax fees include fees and out-of-pocket expenses billed relating to tax compliance, including the preparation, review and filing of tax returns.
The Audit and Finance Committee has considered and determined that the provision of the services other than the audit services is compatible with maintaining Ernst & Young LLP’s independence.

Proxy Statement 2026	61

Proposal 3 Ratification of Independent Registered Public Accounting Firm
Pre-Approval Policies and Procedures
The Audit and Finance Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The policy is intended to ensure that the fees earned by Ernst & Young LLP are consistent with the maintenance of the independent registered public accounting firm’s independence in the conduct of its auditing functions. All of the services provided by the Company’s independent registered public accounting firm in 2025 and 2024 were pre-approved by the Audit and Finance Committee.
Required Vote
Ratification will require the affirmative vote of a majority of the shares present and entitled to vote. Shareholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of corporate practice. If the shareholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Board recommends a vote “FOR” Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

62	Proxy Statement 2026

Report of the Audit and Finance Committee of the Board

The Audit and Finance Committee of the Board is composed of three directors, each of whom qualifies as “independent” under the current listing requirements of The Nasdaq Stock Market. The current members of the Audit and Finance Committee are Paul J. Clancy, Jacqualyn A. Fouse and Edmund P. Harrigan. The Audit and Finance Committee acts pursuant to a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.
In performing its functions, the Audit and Finance Committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting. It is not the duty of the Audit and Finance Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company’s internal control over financial reporting.
Within this framework, the Audit and Finance Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2025 and the Company’s internal control over financial reporting. The Audit and Finance Committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed pursuant to the applicable standards of the Public Company Accounting Oversight Board. In addition, the Audit and Finance Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based upon these reviews and discussions, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Audit and Finance Committee
Paul J. Clancy (Chair)
Jacqualyn A. Fouse
Edmund P. Harrigan

Proxy Statement 2026	63

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 14, 2026 as to shares of our common stock beneficially owned by: (i) each person who is known to us to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers named above under “Executive Compensation—Summary Compensation Table” and (iv) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, DE 19803. The percentage of our common stock beneficially owned is based on 199,757,748 shares outstanding as of April 14, 2026. In addition, shares issuable pursuant to options that may be acquired, or RSUs that vest, in each case, within 60 days of April 14, 2026 are deemed to be issued and outstanding and have been treated as outstanding in calculating and determining the beneficial ownership and percentage ownership of those persons possessing those securities, but not for any other individuals.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned (#)	Percentages Beneficially Owned (%)
5% Shareholders
Felix J. Baker(2)	31,225,572	15.6%
Baker Bros. Advisors LP and affiliated entities(2)	30,865,077	15.4%
The Vanguard Group and affiliates(3)	22,519,381	11.3%
Dodge & Cox(4)	16,090,421	8.1%
BlackRock, Inc.(5)	15,242,171	7.6%
Named Executive Officers and Directors
William J. Meury(6)	—	—
Hervé Hoppenot(7)	1,056,787	*
Christiana Stamoulis(8)	57,534	*
Thomas Tray(9)	70,942	*
Pablo J. Cagnoni(10)	84,555	*
Steven H. Stein(11)	313,303	*
Mohamed Issa(6)	—	—
Julian C. Baker(2)	31,223,155	15.6%
Jean-Jacques Bienaimé(12)	138,988	*
Otis W. Brawley(13)	59,313	*
Paul J. Clancy(14)	141,888	*
Jacqualyn A. Fouse(15)	141,223	*
Edmund P. Harrigan(16)	86,157	*
Katherine A. High(17)	75,301	*
Susanne Schaffert(18)	47,167	*
All directors and executive officers as a group (20 persons)(19)	32,489,461	16.2%
*    Represents less than 1% of our common stock.
(1)To our knowledge, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

64	Proxy Statement 2026

Security Ownership of Certain Beneficial Owners and Management
(2)Beneficial ownership of the shares referenced by this footnote overlaps to the extent indicated herein. Baker Bros. Advisors LP is the investment adviser to 667, L.P. and Baker Brothers Life Sciences, L.P. (“Baker Funds”). Baker Bros. Advisors (GP), LLC is the sole general partner of Baker Bros. Advisors LP. Julian C. Baker and Felix J. Baker are the managing members of Baker Bros. Advisors (GP), LLC. The address for Baker Bros. Advisors LP, the Baker Funds, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, New York 10014. Pursuant to the management agreements, as amended, among Baker Bros. Advisors LP, the Baker Funds and their respective general partners, the Baker Funds’ respective general partners relinquished to Baker Bros. Advisors LP all discretion and authority with respect to the investment and voting power of the securities held by the Baker Funds, and thus Baker Bros. Advisors LP has complete and unlimited discretion and authority with respect to the Baker Funds’ investments and voting power over investments. According to an amended Schedule 13D filed February 10, 2026 and Form 4 filed April 2, 2026, the total number of shares of our common stock beneficially owned includes shares directly held as follows:

Holder	Shares
667, L.P.	2,558,212
Baker Brothers Life Sciences, L.P.	27,928,891
Julian C. Baker	538,600
Felix J. Baker	281,190
Entities affiliated with Julian C. Baker and Felix J. Baker	79,305
Pursuant to an agreement between Baker Bros. Advisors LP and Julian C. Baker, Baker Bros. Advisors LP has sole voting and dispositive power with respect to 257,309 shares owned directly by Julian C. Baker that were received by Mr. Baker upon exercise of options, upon vesting of RSUs or in lieu of cash fees in connection with serving as a member of our Board of Directors and with respect to 120,665 shares subject to RSUs that will vest and options exercisable within 60 days of April 14, 2026 that are held by Julian C. Baker and that are included in the number of shares shown as beneficially owned.
(3)According to an amended Schedule 13G filed February 13, 2024 by The Vanguard Group (“Vanguard”), Vanguard, in its capacity as investment adviser, reported that it may be deemed to beneficially own all shares listed in the table, and had sole dispositive power with respect to 21,715,322 shares, shared dispositive power with respect to 804,059 shares, and shared voting power with respect to 247,374 shares. The address of the principal place of business of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. According to an amended Schedule 13G filed March 27, 2026, Vanguard reported that it did not beneficially own any of our shares as of March 13, 2026 following an internal realignment that occurred on January 12, 2026. According to the filing, certain subsidiaries or business divisions of subsidiaries of Vanguard that formerly had, or were deemed to have, beneficial ownership with Vanguard will report beneficial ownership separately, on a disaggregated basis, from Vanguard and Vanguard no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions. As of the date of filing of this proxy statement, no beneficial ownership reports with respect to our common stock have been filed with the SEC by subsidiaries or business divisions of Vanguard.
(4)According to an amended Schedule 13G filed February 13, 2024 by Dodge & Cox, Dodge & Cox, in its capacity as investment adviser, may be deemed to beneficially own and has sole dispositive power with respect to all shares listed in the table and has sole voting power with respect to 15,037,847 shares. The address of the principal place of business of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, California 94104.
(5)According to an amended Schedule 13G filed October 17, 2025 by BlackRock, Inc. (“BlackRock”), BlackRock, in its capacity as investment adviser, may be deemed to beneficially own and has sole dispositive power with respect to all shares listed in the table and has sole voting power with respect to 13,998,947 shares. The address of the principal place of business of BlackRock is 50 Hudson Yards, New York, New York 10001.
(6)Mr. Meury and Mr. Issa did not beneficially own any shares as of April 14, 2026 or hold any equity awards that could vest or become acquirable within 60 days of April 14, 2026.
(7)Includes 973,376 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 14, 2026.
(8)Ms. Stamoulis had no outstanding equity awards that could vest or become acquirable within 60 days of April 14, 2026.
(9)Includes 63,135 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 14, 2026.
(10)Includes 79,416 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 14, 2026.
(11)Includes 313,303 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 14, 2026.
(12)Includes 120,665 shares subject to RSUs that will vest and options exercisable within 60 days of April 14, 2026.
(13)Includes 50,579 shares subject to RSUs that will vest and options exercisable within 60 days of April 14, 2026.
(14)Includes 120,665 shares subject to RSUs that will vest and options exercisable within 60 days of April 14, 2026.
(15)Includes 124,415 shares subject to RSUs that will vest and options exercisable within 60 days of April 14, 2026.
(16)Includes 67,553 shares subject to RSUs that will vest and options exercisable within 60 days of April 14, 2026.
(17)Includes 64,478 shares subject to RSUs that will vest and options exercisable within 60 days of April 14, 2026.
(18)Includes 42,296 shares subject to RSUs that will vest and options exercisable within 60 days of April 14, 2026. Dr. Schaffert resigned from the Board effective April 15, 2026.
(19)Includes shares described in the second paragraph of note (2) and notes (9)-(18) above, and 65,633 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 14, 2026 held by other executive officers of the Company.

Proxy Statement 2026	65

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance
Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10% of our common stock are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and we are required to identify in this Proxy Statement those persons who failed to timely file these reports. Based solely on our review of the copies of such forms received by us, or written representation from certain reporting persons, we believe that all of the filing requirements for such persons were satisfied for 2025, except for a Form 3 to report equity ownership of Patrick A. Mayes, our Executive Vice President and Chief Scientific Officer, that was filed late on August 5, 2025 due to delays in obtaining his SEC filing codes.
Shareholder Proposals for the 2027 Annual Meeting
To be considered for inclusion in the Company’s proxy statement for the Company’s 2027 annual meeting of shareholders, shareholder proposals must be received by the Secretary of the Company no later than December 29, 2026. These proposals also must comply with the proxy proposal submission rules of the SEC under Rule 14a-8.
A shareholder proposal not included in the Company’s proxy statement for the 2027 annual meeting of shareholders will be ineligible for presentation at the meeting unless the shareholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company, provides the information required by the Company’s Bylaws, and otherwise complies with the provisions of the Company’s Bylaws. To be timely, our Bylaws provide that the Company must have received the shareholder’s notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, in the event that the annual meeting of shareholders is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of shareholders, notice by the shareholder to be timely must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 90th day prior to the date of the meeting and (2) the 10th day following the first public announcement or disclosure of the date of the annual meeting of shareholders.

66	Proxy Statement 2026

Other Matters
Annual Report
We will furnish without charge, upon written request of any person who was a shareholder or beneficial owner of common stock at the close of business on April 14, 2026, the Record Date, a copy of our Annual Report on Form 10-K, including the financial statements, the financial statement schedules, and all exhibits. The written request should be sent to: Investor Relations Department, Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, DE 19803.
Whether you intend to be present at the Annual Meeting or not, we urge you to vote by telephone, the internet, or by signing and mailing the enclosed proxy promptly.

By Order of the Board of Directors
William J. Meury
Chief Executive Officer
April 28, 2026

Proxy Statement 2026	67

Frequently Asked Questions

Will there be any other items of business on the agenda?
We do not expect any other items of business because the deadline for shareholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We have elected to provide access to our proxy materials over the Internet, as permitted by the rules of the SEC. Accordingly, in most instances we are mailing a Notice of Internet Availability of Proxy Materials (Proxy Availability Notice) to our shareholders. All shareholders will have the ability to access our proxy materials on the website referred to in the Proxy Availability Notice or may request to receive printed versions of our proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Proxy Availability Notice.
We intend to mail the Proxy Availability Notice on or about April 28, 2026 to all shareholders of record entitled to vote at the Annual Meeting. We expect that this Proxy Statement and the other proxy materials will be available to shareholders on or about April 28, 2026.
What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?
If you hold your shares in more than one account, you may receive a separate Proxy Availability Notice or a separate set of printed proxy materials, including a separate proxy voting card or voting instruction form, for each account. To ensure that all of your shares are voted, please vote by telephone or by Internet or sign, date and return a proxy card or voting instruction form for each account.
Who is entitled to vote?
Shareholders of record at the close of business on April 14, 2026, the Record Date, may vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of our common stock held by such shareholder as of the Record Date.
How many shares must be present to hold the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of our outstanding common stock on the Record Date constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. As of the close of business on the Record Date, there were 199,757,748 shares of our common stock outstanding. If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for purposes of determining a quorum. If your shares are held in street name, your shares are counted as present for purposes of determining a quorum if your broker, bank or other nominee submits a proxy covering your shares. Your broker, bank or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank or other nominee on how to vote on those matters. Please see “How are votes counted?” below. If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.

68	Proxy Statement 2026

Frequently Asked Questions
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the “shareholder of record.” This Proxy Statement, our Annual Report and the proxy card have been sent directly to you by Incyte.
Beneficial Owner. If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the “beneficial owner” of shares held in street name. This Proxy Statement and our Annual Report have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction form provided by your broker, bank or other nominee.
How do I vote?
You may vote using any of the following methods:

By Mail	By Telephone	By Internet	In Person at the Annual Meeting
Follow the instructions in your proxy materials.	Shareholders of record may call toll-free 1-800-652-VOTE (8683)	Shareholders of record may vote online at www.envisionreports.com/INCY	You may obtain directions to the Annual Meeting by contacting our Investor Relations Department at (302) 498-6700.

Most shareholders who hold shares beneficially in street name may provide voting instructions to their brokers, banks or other nominees by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or other nominees.

Most shareholders who hold shares beneficially in street name may provide voting instructions to their brokers, banks or other nominees by accessing the website specified on the voting instruction form provided by their brokers, banks or other nominees.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the meeting.

	The telephone voting facilities will close at 11:59 am, Eastern Daylight Time, the day before the meeting date.	The internet voting facilities will close at 11:59 am, Eastern Daylight Time, the day before the meeting date.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of our Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later dated proxy. If you submitted your proxy by telephone or the internet, you may change your vote or revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. For shares you hold beneficially in street name, you may change your vote or revoke your proxy by submitting new voting instructions to or informing your broker, bank or other nominee in accordance with that entity’s procedures for changing or revoking your voting instructions.

Proxy Statement 2026	69

Frequently Asked Questions
How are votes counted?
In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” for each nominee. For each of Proposals 2 and 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the nominees to the Board of Directors, “FOR” the approval of the compensation of our named executive officers, “FOR” the ratification of the independent registered public accounting firm and, in the discretion of the proxy holders, on any other matters that may properly come before the meeting).
If you hold shares beneficially in street name and do not provide your broker, bank or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. If you hold shares beneficially in street name and do not vote your shares, your broker, bank or other nominee can vote your shares at its discretion only on Proposal 3, the ratification of the independent registered public accounting firm. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, other than Proposal 3, assuming that a quorum is obtained.
What vote is required to approve each item?
We have a majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Cumulative voting is not permitted, which means that each shareholder may vote no more than the number of shares he or she owns for a single director candidate. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy. A “majority of the votes cast” means that the number of votes cast “FOR” a director nominee exceeds the number of votes cast “AGAINST” the nominee. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a “holdover” director, but will be subject to our director resignation policy. Additional information concerning our director resignation policy is set forth under the heading “Corporate Governance—Majority Voting Policy.”
The table below describes the proposals to be considered at the Annual Meeting and the vote required for each proposal:

Proposal		Vote Required	Effect of Abstentions(1)	Broker Discretionary Voting Allowed?(2)
1	Election of Directors	A nominee for director will be elected if the votes cast “FOR” such nominee exceed the votes cast “AGAINST” such nominee.	No effect Not considered votes cast on this proposal	No Brokers without voting instructions will not be able to vote on this proposal
2	Advisory Vote to Approve Executive Compensation
Non-binding, advisory proposal. We will consider the matter approved if it receives the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote on this proposal.
			Counted as vote Same effect as votes against	No Brokers without voting instructions will not be able to vote on this proposal
3	Ratification of the Appointment of Ernst & Young LLP	The affirmative “FOR” vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote on this proposal.	Counted as vote Same effect as votes against	Yes Brokers without voting instructions will have discretionary authority to vote
(1)As noted above, abstentions will be counted as present for purposes of establishing a quorum at the Annual Meeting.
(2)Only relevant if you are the beneficial owner of shares held in street name. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

70	Proxy Statement 2026

Frequently Asked Questions
If any other matter is properly brought before the Annual Meeting, such matter also will be determined by the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting.
What is “householding” and how does it affect me?
We have adopted a process for mailing our Annual Report and this Proxy Statement called “householding,” which has been approved by the SEC. Householding means that shareholders who share the same last name and address will receive only one copy of our Annual Report and this Proxy Statement, unless we receive contrary instructions from any shareholder at that address. We will continue to mail a proxy card to each shareholder of record. If you prefer to receive multiple copies of our Annual Report and this Proxy Statement at the same address, additional copies will be provided to you upon request. If you are a shareholder of record, you may contact us by writing to Investor Relations Department, Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, Delaware 19803 or by calling (302) 498-6700 and asking for Investor Relations. Eligible shareholders of record receiving multiple copies of our Annual Report and this Proxy Statement can request householding by contacting us in the same manner. We have undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.
If you are a beneficial owner, you may request additional copies of our Annual Report and this Proxy Statement or you may request householding by notifying your broker, bank or other nominee.
How are proxies solicited?
Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock. In addition, we have engaged D.F. King & Co., Inc. to assist us in soliciting proxies for a fee of $12,500, plus out-of-pocket expenses.

Proxy Statement 2026	71

Appendix A

Note Regarding Forward-Looking Statements
Except for the historical information set forth herein, the matters set forth in this proxy statement contain predictions, estimates and other forward-looking statements, including without limitation any discussion of the following: our potential for continued performance and plans for sustainable, long-term growth; the strength of our core business; the Company’s outlook for 2026 and beyond; our ability to leverage our commercial infrastructure to scale our operations; the promise and potential presented by our portfolio and pipeline; expectations with respect to product cash flows and revenues; the Company’s belief that our commercial strategy positions us for durable value creation; expectations with respect to commercial launches and label expansions across our therapeutic franchises; the belief that we are well positioned to deliver long term value for our shareholders; clinical trials to be initiated, ongoing clinical trials and data readouts; expectations regarding regulatory submissions, decisions and approvals; the belief that our portfolio can deliver transformative therapies across multiple programs; the number of pivotal data readouts and early-stage programs that will generate potentially transformative data in 2026; our beliefs regarding the benefits and effects of our compensation policies and methods; and 2026 newsflow items.
These forward-looking statements are based on our current expectations and are subject to risks and uncertainties that may cause actual results to differ materially, including risks and uncertainties regarding research and development of products and product candidates, the sufficiency of clinical trial data to meet applicable regulatory standards or warrant continued development, the ability to enroll sufficient numbers of subjects in clinical trials and the ability to enroll subjects in accordance with planned schedules, determinations made by the FDA, EMA and other regulatory agencies, Incyte’s dependence on its relationships with and changes in the plans of its collaboration partners, the efficacy or safety of Incyte’s products and the products of Incyte’s collaboration partners, the acceptance of Incyte’s products and the products of Incyte’s collaboration partners in the marketplace, market competition, unexpected variations in the demand for Incyte’s products and the products of Incyte’s collaboration partners, the effects of announced or unexpected price regulation or limitations on reimbursement or coverage for Incyte’s products and the products of Incyte’s collaboration partners, sales, marketing, manufacturing and distribution requirements, including Incyte’s and its collaboration partners’ ability to successfully commercialize and build commercial infrastructure for newly approved products and any additional products that become approved, greater than expected expenses, including expenses relating to litigation or strategic activities, variations in foreign currency exchange rates, and other risks detailed in Incyte’s reports filed with the Securities and Exchange Commission, including its annual report on form 10-K for the year ended December 31, 2025. Incyte disclaims any intent or obligation to update these forward-looking statements.

Proxy Statement 2026	A-1

Incyte

VOTE

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You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by June 7, 2026 at 11:59 pm ET.

Online
Go to www.envisionreports.com/INCY or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR EACH nominee listed and FOR Proposals 2 and 3.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Julian C. Baker	☐	☐	☐	02 - Jean-Jacques Bienaimé	☐	☐	☐	03 - Otis W. Brawley	☐	☐	☐
04 - Paul J. Clancy	☐	☐	☐	05 - Jacqualyn A. Fouse	☐	☐	☐	06 - Edmund P. Harrigan	☐	☐	☐
07 - Katherine A. High	☐	☐	☐	08 - William J. Meury	☐	☐	☐				

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

049R6B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2025 are available at http://www.envisionreports.com/incy

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy – INCYTE CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For Annual Meeting — June 8, 2026

WILLIAM J. MEURY and RICHARD HOFFMAN, or either of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth below and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of Incyte Corporation (the "Company") the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's offices at 1815 Augustine Cut-off, Wilmington, Delaware 19803, on Monday, June 8, 2026 at 10:00 am ET, or any postponement or adjournment thereof, and instructs said proxies to vote as follows:

Shares represented by this proxy will be treated as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR each director nominee, FOR Proposals 2 and 3, and in accordance with the discretion of the proxies on any other matter as may properly come before the Annual Meeting.

(continued and to be signed on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.